UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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HUBBELL INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement)

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HUBBELL

HUBBELL INCORPORATED

HUBBELL INDUSTRIAL CONTROLS
HUBBELL PREMISE WIRING | METRON
POWEROHM | RACO-TAYMAC-BELL
WIRECON | WIRING DEVICE-KELLEMS
ELECTRIC | BRYANT
ATLAS | CDR | CHANCE | DELMAR | ELECTRO-COMPOSITES | EMC | FARGO | GTMS | HOT BOX
ARCHITECTURAL AREA LIGHTING | BEACON PRODUCTS | COLUMBIA LIGHTING | COMPASS
HUBBELL OUTDOORLIGHTING | KIM LIGHTING | KURT VERSEN | LITECONTROL | NORLUX
CABLEFORM | WIEGMANN
OHIO BRASS | OPTI-LOOP
PRECISION-PARAGON [P2] | PRESCOLITE | PROGRESS
PRODUCTS | DEVINE LIGHTING | DUAL-LITE
PCORE ELECTRIC | PENCELL
SLS SPORTS LIGHTING | BURNDY | TRP
CONTINENTAL INDUSTRIES | GAI-TRONICS | WHITEWAY
CANADA LP | HUBBELL DE MEXICO | IMPLO | AUSTDAC
TECHNOLOGIES | VICTOR LIGHTING | WILEY
GASBREAKER | KILLARK | LYALL | TURNER
STERNER | HAWKE
SYSTEMS WITH INTELLIGENCE | TRINETICS
HUBBELL INDUSTRIAL LIGHTING
HYPOTRONICS
ELECTRONIC AUTOMATION
SPAULDING LIGHTING | SLS SPORTS
EC&M

2018 Annual Meeting of Shareholders & Proxy Statement

Tuesday, May 1, 2018 9:00 a.m Shelton, Connecticut

A LETTER FROM OUR CHAIRMAN, PRESIDENT AND CEO

Dear Fellow Shareholder:

I am pleased to invite you to the Hubbell Incorporated Annual Meeting of Shareholders which will be held on Tuesday, May 1, 2018, at 9:00 A.M. at our corporate headquarters, 40 Waterview Drive, Shelton, Connecticut 06484.

At this year’s meeting you will be asked to vote on the three proposals listed in the enclosed Notice of Annual Meeting: (1) the election of nine nominees to serve on our Board of Directors for a term of one year, (2) the ratification of the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2018 and (3) the approval, on a non-binding basis, of the compensation of our named executive officers as set forth in the 2018 Proxy Statement. Please take the time to review the information on each of the proposals contained inside the Proxy Statement.

The Board of Directors recommends that you vote FOR proposals 1, 2 and 3.

As a shareholder, it is important that your shares are represented at the Annual Meeting in person or by proxy. Last year approximately 91% of all eligible votes were cast by shareholders at the Annual Meeting once again demonstrating the strong engagement and commitment of our shareholders to Hubbell. I encourage you to cast your vote and to continue your support of this great Company and its future prosperity.

On behalf of the Board of Directors, we thank you for your share ownership in Hubbell and look forward to seeing you at the meeting.

Very truly yours,

David G. Nord

Chairman, President and Chief Executive Officer

March 15, 2018

Notice of 2018 Annual Meeting of Shareholders

Tuesday, May 1, 2018

9:00 A.M.

Hubbell Incorporated, 40 Waterview Drive, Shelton, Connecticut 06484

ITEMS OF BUSINESS

1	To elect the nine members of the Board of Directors named in the Proxy Statement.
2	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018.
3	To approve, by non-binding vote, the compensation of our named executive officers as presented in the 2018 Proxy Statement.
4	To transact any other business that properly comes before the meeting and any continuation, adjournment or postponement of the meeting.

RECORD DATE

If you were a shareholder of record at the close of business on March 2, 2018, you will be entitled to notice of and to vote at the Annual Meeting.

WEBCAST

A webcast of the Annual Meeting will be available on our website, www.hubbell.com, on Tuesday, May 1, 2018, starting at 9:00 A.M. An archived copy of the webcast will be available on our website for 12 months following the date of the Annual Meeting. Information on our website, other than our Proxy Statement and form of proxy, is not part of our solicitation materials.

VOTING

It is important that your shares are represented at the Annual Meeting. You can vote your shares using the Internet, by telephone or by requesting a paper proxy card to complete, sign and return by mail. Voting procedures are described in the Proxy Statement on page 8, the Notice of Internet Availability of Proxy Materials, and on the proxy card.

By Order of the Board of Directors

An-Ping Hsieh

Senior Vice President, General Counsel and Secretary

March 15, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON May 1, 2018: This Notice of Annual Meeting and Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended 2017 are available at www.proxyvote.com. Have your Notice of the Internet Availability of Proxy Materials or proxy card in hand when you go to the website.

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Proxy Statement

Annual Meeting Details

Date, Time and Place

The Annual Meeting of Hubbell Incorporated, which we refer to as Hubbell or the Company is being held on Tuesday, May 1, 2018, at 9:00 A.M. at our corporate headquarters, 40 Waterview Drive, Shelton, Connecticut 06484.

Availability of Proxy Materials

Your proxy is being solicited for the Annual Meeting, or any adjournment, continuation or postponement of the Annual Meeting, on behalf of the Board of Directors of the Company. On March 15, 2018, we mailed a Notice of the Internet Availability of Proxy Materials to all shareholders of record advising that they could view all of the proxy materials (Proxy Statement, Proxy Card and Annual Report on Form 10-K) online at www.proxyvote.com free of charge, or request in writing a paper or email copy of the proxy materials free of charge. We encourage all shareholders to access their proxy materials online to reduce the environmental impact and cost of our proxy solicitation. You may request a paper or email copy of the materials using any of the following methods:

●	By Internet: Go to www.proxyvote.com

●	By Phone: 1-800-579-1639

●	By Email: sendmaterial@proxyvote.com

Eligibility to Vote

You can vote if you held shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) as of the close of business on March 2, 2018, which is the record date for the Annual Meeting. Each share of Common Stock is entitled to one vote. As of March 2, 2018, there were 54,837,044 shares of Common Stock outstanding and eligible to vote.

How to Vote

You may vote using any of the following methods:

●	By Internet: Go to www.proxyvote.com. Have your Notice of the Internet Availability of Proxy Materials or proxy card in hand when you go to the website.

●	By Mail: If you have requested a paper copy of the proxy materials, complete, sign and return your proxy card in the prepaid envelope.

●	In Person: Shareholders who attend the Annual Meeting may request a ballot and vote in person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or record holder and present it to the inspectors of election with your ballot to be able to vote at the meeting.

●	By Phone: 1-800-690-6903. Have your proxy card in hand when you call and then follow the instructions.

You may revoke your proxy at any time prior to its use by any of the following methods:

●	Delivering to the Secretary of the Company written instructions revoking your proxy
●	Delivering an executed proxy bearing a later date than your prior voted proxy
●	If you voted by Internet or telephone, by recording a different vote on the Internet website or by telephone
●	Voting in person at the Annual Meeting

If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions.

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Proxy Summary

This summary highlights some of the important information contained in this Proxy Statement and does not include all of the information you should consider regarding the proposals being presented at the Annual Meeting. You should read the entire Proxy Statement before casting your vote. Page references are supplied to help you find more detailed information in this Proxy Statement.

Voting Proposals

Proposal 1 - Election of Directors (Page 11)

The table below presents information on each of the nominees for Director of the Company, including their principal occupation and relevant experience. Each of the nominees is a current Director of the Company and possesses the qualifications and experience recommended by the Nominating and Corporate Governance Committee (the “NCGC”), and approved by our Board, to serve as a Director.

Name	Principal Position	Director Since	Independent	Committee Membership*	Experience
Carlos M. Cardoso	Retired Chairman, President and CEO, Kennametal Inc.	2013	Yes	A / C	Public company officer/director, operations, international, manufacturing

Anthony J. Guzzi	President and CEO, EMCOR Group, Inc.	2006	Yes	E / F / N	Public company officer/director, operations, distribution, manufacturing

Neal J. Keating	Chairman, President and CEO, Kaman Corporation	2010	Yes	C / E / N	Public company officer/director, international, operations, distribution

John F. Malloy	Chairman, President and CEO, Victaulic Company	2011	Yes	A / E / F	Private company officer/director, manufacturing, operations, distribution

Judith F. Marks	President of Otis Elevator Company	2016	Yes	A / N	Public company officer, operations, strategy, business development

David G. Nord	Chairman, President and CEO, Hubbell Incorporated	2013	No	E	Public company officer/director, finance, operations, strategic planning

John G. Russell	Chairman of the Boards of CMS Energy Corporation and Consumers Energy	2011	Yes	C / F / N	Public company officer/director, finance, governance, utility industry

Steven R. Shawley	Retired Senior Vice President and CFO, Ingersoll-Rand	2014	Yes	A / E / F	Public company officer/director, finance, auditing, manufacturing

Richard J. Swift	Retired Chairman, President & CEO, Foster Wheeler Ltd.	2003	Yes	C / E / N	Public company officer/director, finance, accounting, auditing, engineering
*	A – Audit, C – Compensation, E – Executive, F – Finance, N – Nominating and Corporate Governance.

Proposal 2 - Ratification of Auditors (Page 53)

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the annual financial statements of the Company for the 2018 fiscal year. While shareholder ratification of our independent auditors is not required, we are submitting the item to a vote as a matter of good corporate governance.

Proposal 3 (“Say on Pay”) - Approval, by non-binding vote, of the compensation of the Company’s named executive officers as contained in the 2018 Proxy Statement (Page 55)

Our executive compensation program has been designed to attract and retain highly-talented executives, deliver compensation that is competitive and fair compared to relevant benchmarks, reward strong Company performance and motivate executives to maximize long-term shareholder returns. To achieve our objectives, we have adopted and maintained sound compensation governance practices and a strong pay for performance philosophy pursuant to which the greatest portion of an executive’s total direct compensation is variable and therefore linked to performance on both a short-term and long-term basis. For these reasons, and as described more fully in our Compensation Discussion and Analysis on page 26, the Company is seeking shareholder approval of the compensation of our named executive officers as set forth in this Proxy Statement.

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Vote Recommendations and Requirements

A quorum is required to transact business at the Annual Meeting. The presence of the holders of Common Stock, in person or by proxy, representing a majority of the voting power of the Company’s outstanding shares constitutes a quorum for the Annual Meeting. Abstentions and broker non-votes are counted as present for quorum purposes.

The following table summarizes the voting information for the three proposals to be considered at the Annual Meeting:

1 ELECTION OF DIRECTORS	2 RATIFICATION OF AUDITORS	3 SAY ON PAY

Vote Required:	Vote Required:	Vote Required:

Plurality* with Director Resignation Policy	Majority of Votes Cast**	Majority of Votes Cast**

Broker discretionary voting allowed

*	Plurality means that the nominees who receive the most votes cast “FOR” their election are elected as directors. Votes withheld and broker non-votes will not affect the election of directors. The terms of the Company’s Director Resignation Policy are discussed below. Broker discretionary voting is not allowed.

**	Majority of Votes Cast means that the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes are not considered to be votes cast and therefore will not affect the voting results with respect to Proposals 2 and 3. Broker discretionary voting is allowed with respect to Proposal 2, but not with respect to Proposals 1 and 3.

If your shares are held by a broker and you have not instructed the broker how to vote, your shares will not be voted with respect to Proposals 1 and 3, but your broker does have the discretion to vote your shares on the ratification of auditors.

The Company does not intend to present any business at the Annual Meeting other than the items described in the Proxy Statement and has no information that others will do so. The proxies appointed by our Board of Directors (and named on your Proxy Card) will vote all shares as the Board recommends above, unless you instruct otherwise when you vote. If a matter not described in this Proxy Statement is properly presented at the Annual Meeting, the named proxies will have the discretion to vote your shares in their judgment.

Director Resignation Policy

In 2016, the Board of Directors adopted a director resignation policy whereby any director in an uncontested election who receives more votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation to the Board. Following receipt of the tendered resignation and within 60 days of certification of the shareholder vote, the NCGC will consider and recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will then, within 90 days of certification of the shareholder vote, make a determination taking into consideration the recommendation of the NCGC, the vote results, shareholder input and other relevant factors.

Business Highlights

2017 was another productive year for Hubbell. Starting with the invention of the pull chain light socket by its founder, Hubbell’s heritage is built on the principles of quality and innovation. During the year, we reinforced those traditions by developing new products that meet the evolving needs of our existing customers, while expanding into new markets that are strategic to our core businesses. Net sales in 2017 were $3.7 billion, an increase of 5% compared to 2016. Adjusted(1) operating margin, which excludes restructuring and related costs and transaction costs associated with the acquisition of Aclara Technologies on February 2, 2018, was 14.6% in 2017 and in line with the comparable period in 2016. Adjusted(1) earnings per diluted share, which excludes the loss on debt extinguishment, restructuring and related costs, transaction costs associated with the acquisition of Aclara and costs associated with the enactment of Public Law 115-97 “An Act to Provide Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018”, commonly referred to as the Tax Cuts and Job Act of 2017 (TCJA) was $5.93 in 2017 compared to $5.66 in 2016; and free cash flow (defined as cash flow from operations less capital expenditures) as a percentage of net income attributable to Hubbell was 123%(2) in 2017. Each of these measures are critical components to our pay for performance compensation structure as they are indicators of strong Company performance and shareholder value. The Company rewards its executives for achievements in these areas as further described in the Compensation Discussion and Analysis beginning on page 26. We also remained committed to deploying our capital in value creating ways. We increased the annual dividend 10% to $3.08 per share - the 10th consecutive year of increased dividends. Finally, acquisitions continue to be a core strategic objective and we invested approximately $184 million on 5 acquisitions in 2017; two that joined our Electrical segment and the other three joined the Power segment.

(1)	Adjusted operating margin, adjusted earnings per diluted share and free cash flow are non-GAAP financial measures. A reconciliation to the comparable GAAP financial measures can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission (“SEC”) on February 15, 2018.

(2)	Net income attributable to Hubbell in 2017 included a charge of approximately $57 million relating to TCJA.

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ELECTION OF DIRECTORS - PROPOSAL 1

The Company’s By-Laws provide that the Board of Directors shall consist of between three and thirteen Directors who shall be elected annually by the shareholders. The Board has fixed the number of Directors at nine as of the 2018 Annual Meeting.

Director Qualifications and Experience

The NCGC works with the Board annually to determine the appropriate characteristics, skills and experience for the Board and its individual members to properly oversee the interests of the Company and its shareholders.

The NCGC recommends candidates for Board membership using the selection criteria outlined in the Corporate Governance Guidelines and other factors it deems necessary to fulfill its objectives. Candidates are evaluated on the basis of their individual qualifications and experience and in the context of the Board as a whole. The NCGC considers diversity when creating the pool of candidates from which it selects potential director nominees. Such diversity includes not only gender, race and ethnicity, but also diversity of experience, professional background, industry exposure and other areas. The objective is to assemble a diverse Board that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment. Below is a list of some of the qualifications and experience sought by the NCGC in recommending candidates for nomination to the Board:

● Ability to make independent analytical inquiries	● Corporate governance experience
● Marketing, finance, operations or other relevant public company experience	● Experience as a current or former public company officer
● Gender, race and ethnicity	● Experience in the Company’s industry
● Financial literacy	● Public company board service
● Professional background	● Academic expertise in areas of the Company’s operations
● Education

In determining whether to recommend a current Director for re-election, the NCGC will also consider:

●	Past attendance at meetings

●	Service on other boards

●	Participation in and contributions to Board activities

Each Director nominee possesses the appropriate qualifications and experience for membership on the Board of Directors. As a result, the Board is comprised of individuals with strong and unique backgrounds, giving the Board competence and experience in a wide variety of areas to serve the interests of the Company and its shareholders.

Director Nominees

The following nominees are proposed by the Board to stand for election at the 2018 Annual Meeting of Shareholders and to serve as Directors until the 2019 Annual Meeting and until their successors have been elected and qualified. All of the nominees are current Directors and were elected by the Company’s shareholders. In the event that any of the nominees for Director should become unavailable, it is intended that the shares represented by the proxies will be voted for any substitutes nominated by the Board of Directors, unless the number of Directors constituting the full Board is reduced. The following biographies provide information on the principal occupation of each of the Director nominees.

The Board of Directors Recommends that Shareholders Vote “FOR” all of the Nominees.

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Carlos M. Cardoso

Age: 60

Director Since: 2013

Committees: Audit and Compensation

Designation: Independent; Audit Committee Financial Expert

Directorships: Stanley Black & Decker, Inc., since 2007; (Kennametal Inc. 2008 - 2014)

Mr. Cardoso served as Chairman, President and Chief Executive Officer of Kennametal Inc. (publicly traded manufacturer of metalworking tools and wear-resistant products) from January 2008 to December 2014. Previously, he held the position of President and Chief Executive Officer (2006 – 2008) and also served as Kennametal’s Executive Vice President and Chief Operating Officer from January 2005 to December 2005, and Vice President and President, Metalworking Solutions and Services Group from 2003 to 2004.

Skills and Qualifications

Mr. Cardoso brings to the Board CEO, COO, manufacturing, international business and public company board experience, including:

●	Significant manufacturing and operations experience having served as President of the Pump Division of Flowserve Corporation, a manufacturer/provider of flow management products and services; Vice President and General Manager, Engine Systems and Accessories, for Honeywell International, Inc., a technology and manufacturing company; and Vice President Manufacturing Operations for Colt’s Manufacturing Company, LLC, a maker of firearms

●	Membership on the board of Stanley Black & Decker, Inc., a diversified global provider of hand and power tools and accessories

Anthony J. Guzzi
Age: 54 Director Since: 2006 Committees: Executive, Finance and Nominating and Corporate Governance Designations: Independent; Lead Director Directorship: EMCOR Group, Inc., since 2009

Mr. Guzzi has served as President and Chief Executive Officer of EMCOR Group, Inc. (a publicly traded mechanical, electrical construction and facilities services company) since January 2011. Previously, he was President and Chief Operating Officer from 2004 to 2010. He also served as President, North American Distribution and Aftermarket of Carrier Corporation (HVAC and refrigeration systems), a subsidiary of United Technologies Corporation from 2001 to 2004 and President, Commercial Systems and Services in 2001.

Skills and Qualifications

Mr. Guzzi brings to the Board CEO, COO, manufacturing, strategic development, operations, consulting and public company board experience, including:

●	Serving as President and CEO and a Director of EMCOR Group, Inc., a corporation specializing in electrical and mechanical construction and facilities services

●	Extensive experience in manufacturing and distribution having served as President, North American Distribution and Aftermarket and President, Commercial Systems and Services of Carrier Corporation, a subsidiary of United Technologies Corporation

●	Past experience as an engagement manager with McKinsey & Company, a prominent management consulting firm

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Neal J. Keating
Age: 62 Director Since: 2010 Committees: Nominating and Corporate Governance (Chair), Compensation and Executive Designation: Independent Directorship: Kaman Corporation, since 2007

Mr. Keating has served as the Chairman of the Board, President and Chief Executive Officer of Kaman Corporation (a publicly traded aerospace and industrial distribution company), since 2008. Prior to that, he held the position of President and Chief Operating Officer of Kaman from 2007 to 2008. From 2004 to 2007, he held the position of Chief Operating Officer of Hughes Supply (a wholesale distributor acquired by Home Depot).

Skills and Qualifications

Mr. Keating brings to the Board an extensive history of senior executive leadership and board experience and a strong background in international operations, distribution, and mergers and acquisitions, including:

●	Serving as Chairman of the Board and CEO of Kaman Corporation, a public manufacturing corporation that serves the aerospace and industrial distribution industries

●	Past experience as COO of Hughes Supply and Executive Vice President and COO of Rockwell Collins, Commercial Systems

●	Former Managing Director and CEO of GKN Aerospace and Director of GKN plc, an international aerospace, automotive and land systems business

●	Chairman of Board of Trustees of the Manufacturers Alliance for Productivity and Innovation (MAPI)

John F. Malloy
Age: 63 Director Since: 2011 Committees: Finance (Chair), Audit and Executive Designation: Independent; Audit Committee Financial Expert Directorship: Victaulic Company, since 2006

Mr. Malloy has served as the Chairman of the Board, President and Chief Executive Officer of Victaulic Company (a privately held mechanical pipe joining systems company) since 2006. Prior to that, he held the position of President and Chief Executive Officer from 2004 to 2006 at Victaulic and also President and Chief Operating Officer from 2002 to 2004.

Skills and Qualifications

Mr. Malloy brings to the Board many years of senior management, operations, economic and strategic planning experience having served as the CEO and COO of a global manufacturing and distribution company, including:

●	Twelve years of executive management experience at a leading worldwide manufacturing company

●	Over fifteen years of experience in various senior level strategic planning positions at United Technologies Corporation

●	Holds a Ph.D. in economics and has taught courses in Economics at Hamilton College

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Judith F. Marks
Age: 54 Director Since: 2016 Committees: Audit, and Nominating and Corporate Governance Designation: Independent; Audit Committee Financial Expert

Ms. Marks has served as President of Otis Elevator Company (a subsidiary of United Technologies Corporation and a manufacturer and service provider of elevators, escalators and moving walkways) since October 2017. Prior to that, she held the positions of CEO of Siemens USA from January 2017 to October 2017, Executive Vice President, Global Solutions at Dresser-Rand from 2015-2016, President and CEO of Siemens Government Technologies, Inc. from 2011-2015 and Vice President, Strategy and Business Development at Lockheed Martin Corporation from 2009-2011.

Skills and Qualifications

Ms. Marks brings to the Board strong multi-disciplinary experience in the areas of corporate strategy, operations, business development and leadership for emerging geographies, including:

●	Serving as President of Otis Elevator Company, a subsidiary of United Technologies Corporation and a manufacturer and service provider of elevators, escalators and moving walkways

●	Served as President and CEO of Siemens Government Technologies, Inc., a subsidiary of Siemens AG and leading integrator of innovative products, technologies and services for the government

●	Led all strategy, planning, customer relations and new business capture across Lockheed Martin Corporation’s $14 billion electronic systems business

David G. Nord
Age: 60 Director Since: 2013 Committee: Executive (Chair) Designation: Not Independent Directorship: Ryder Systems, Inc., since 2018

Mr. Nord has served as Chairman of the Board, President and Chief Executive Officer of the Company since May 2014 and President and Chief Executive Officer since January 2013. Previously, he served as the Company’s President and Chief Operating Officer from June 2012 to January 2013 and Senior Vice President and Chief Financial Officer from September 2005 to June 2012.

Skills and Qualifications

Mr. Nord brings to the Board extensive financial, operational and strategic planning experience and a strong background in the manufacturing industry having served as a senior executive at two global manufacturing companies, including:

●	Served as the Company’s Senior Vice President and CFO for 7 years and as COO prior to his appointment to CEO in 2013

●	Ten years in various senior leadership positions at United Technologies Corporation including Vice President-Finance and CFO of Hamilton Sundstrand Corporation, one of its principal subsidiaries

●	Held roles of increasing responsibility at The Pittston Company, a publicly held multinational corporation and Deloitte & Touche

●	Chairman of the Board of Governors of the National Electrical Manufacturing Association (NEMA) and Vice Chairman of the Board of Trustees of the Manufacturers Alliance for Productivity and Innovation (MAPI)

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John G. Russell

Age: 60

Director Since: 2011

Committees: Compensation, Finance, and Nominating and Corporate Governance

Designation: Independent

Directorships: CMS Energy Corporation and Consumers Energy Company, since 2010

Mr. Russell has served as the Chairman of the Board of CMS Energy Corporation (“CMS”) and Consumers Energy Company (“Consumers”) since May 2016. Previously he served as the President and Chief Executive Officer of CMS and Consumers (a publicly traded electric and natural gas utility) from 2010-2016. He also held the position of President and Chief Operating Officer of Consumers from 2004 to 2010.

Skills and Qualifications

Mr. Russell brings to the Board many years of experience as a public company executive officer and Director in the utility industry and possesses a strong background in operations, regulated utilities and governance, including:

●	Serving as Chairman of the boards of CMS and Consumers and as Director for over fifteen years

●	Serving as the President and CEO of CMS and Consumers and previously as COO

●	Over thirty years of both hands-on and leadership experience in the utility industry, an industry that represents a significant part of the Company’s overall business

Steven R. Shawley
Age: 65 Director Since: 2014 Committees: Audit (Chair), Executive, and Finance Designations: Independent; Audit Committee Financial Expert Directorship: GrafTech International (2010 - 2014)

Mr. Shawley served as the Senior Vice President and Chief Financial Officer of Ingersoll-Rand Company (a publicly traded manufacturer of climate solutions and industrial and security technologies) from 2008 to 2013. Previously, he held the position of Senior Vice President and President of Ingersoll-Rand’s Climate Control Technologies business from 2005 to 2008.

Skills and Qualifications

Mr. Shawley brings to the Board extensive leadership experience as a public company executive officer and Director and a strong background in finance, accounting and audit, including:

●	Over fourteen years of experience as a public company officer, including serving as the Senior Vice President and CFO of Ingersoll-Rand and President of one of its major business sectors

●	Holding multiple financial roles of increasing responsibility over the course of 30+ years including audit, accounting, financial planning and as the controller of Westinghouse Electric Corporation’s largest manufacturing division and CFO of its Thermo King subsidiary

●	Served on the board of a public company and as Chair of its Audit Committee

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Richard J. Swift

Age: 73

Director Since: 2003

Committees: Compensation (Chair), Executive, and Nominating and Corporate Governance

Designation: Independent

Directorships: CVS/Caremark Corporation, since 2006; Ingersoll-Rand Company, PLC, since 1995;

Kaman Corporation, since 2002; Public Service Enterprise Group Incorporated, since 1994

Mr. Swift served as the Chairman of the Financial Accounting Standards Advisory Council from 2002 to 2006. Previously, he held the position of Chairman, President and Chief Executive Officer of Foster Wheeler Ltd. (design, engineering, construction and other services) from 1994 to 2001.

Skills and Qualifications

Mr. Swift possesses CEO experience, extensive public company board experience and a strong finance, engineering and corporate governance background, including:

●	Former Chairman, President and CEO of Foster Wheeler Ltd.

●	Former Chairman of the National Foreign Trade Council and the Financial Accounting Standards Advisory Council, which advises the Financial Accounting Standards Board on accounting standards

●	Membership on the boards of 4 public companies

●	Member of the Board of Trustees of the Universities Research Association

During the five years ended December 31, 2017, Mr. Guzzi, Mr. Keating, Mr. Malloy and Mr. Swift have held the principal occupation listed in their biography above or been retired for that period of time. The employment history of each of the other Director nominees during such time period is reflected in their biographies above.

Vote Requirement

Directors are elected by plurality vote. Votes withheld and broker non-votes will not affect the election of Directors. Pursuant to the terms of our Director Resignation Policy, any director in an uncontested election who receives more votes “withheld” from his or her election than votes “for” his or her election must promptly tender his or her resignation to the Board. See page 10 for additional details on this Policy.

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COMPENSATION OF DIRECTORS

The NCGC annually reviews all forms of independent Director compensation in relation to other U.S. companies of comparable size and the Company’s competitors, and recommends changes to the Board, when appropriate. The NCGC is supported in this review by Exequity LLP (“Exequity”), an independent outside compensation consultant engaged by the NCGC, which provides compensation consultation and competitive benchmarking.

As a result, the Director compensation program reflects a mainstream approach to the structure of the compensation components and the method of delivery.

The following table describes the components of independent Director compensation:

Compensation Component
Annual Board Retainer	$75,000
Lead Director Retainer	$20,000
Committee Chair Retainer	$20,000 – Audit
$15,000 – Compensation
$13,000 – Finance
$13,000 – NCGC
Committee Member Retainer	$10,000 – Audit
$7,000 – Compensation
$5,000 – Finance
$5,000 – NCGC
Board / Committee Meeting Fees	None
Annual Restricted Share Grant (upon election at Annual Meeting)	$120,000 in value of Company Common Stock that vests on the date of the next Annual Meeting if the Director is still serving (or earlier, upon death or a change in control)
Stock Ownership Guidelines(1)	Within five years of joining the Board, ownership in Common Stock or deferred stock units valued at 4 times the average annual retainer paid to the Director in the past 5 years
Discretionary Fee(2)	Upon NCGC recommendation and consent of the Chairman of the Board, fees commensurate with any activities performed outside the scope of normal Board and Committee service, at the Company’s request
(1)	Directors who are first standing for election are encouraged to own 1,000 shares of the Company’s Common Stock prior to the filing of the proxy statement for the meeting at which the Director is standing for election.
(2)	Activities may include customer visits, conference attendance or training meetings.

Deferred Compensation Plan

The Company maintains a Deferred Compensation Plan for non-management Directors (“Deferred Plan for Directors”) which enables Directors, at their election, to defer all or a portion of their annual Board and Committee retainers into:

●	A Stock Unit account in which each stock unit consists of one share of the Company’s Common Stock. Dividend equivalents are paid on the stock units contained in the Director’s account and converted into additional stock units. Upon distribution, all stock units are payable in shares of Common Stock.

●	A Cash account which is credited with interest at the prime rate in effect at the Company’s principal commercial bank on the date immediately following each regularly scheduled quarterly Board meeting.

The Deferred Plan for Directors also enables such Directors, at their election, to defer all or a portion of their annual restricted share grant into:

●	A Restricted Stock Unit account providing for the credit of one restricted stock unit for each share of restricted stock deferred. Restricted stock units are subject to the same vesting terms described in the table above and are payable in the form of one share of Common Stock for each restricted stock unit. Dividend equivalents are paid on the restricted stock units contained in the account and converted into additional restricted stock units.

Generally, all distributions under the Deferred Plan for Directors are paid only after termination of service, and may be paid in a lump sum or in annual installments, at the Director’s election. However, in the event of a change of control, all amounts credited to a Director’s account are paid in a lump sum, with amounts credited as stock units immediately converted into a right to receive cash.

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Director Compensation Table for Fiscal Year 2017

The following table shows the compensation paid by the Company to non-management Directors for service on the Company’s Board of Directors during fiscal year 2017. Mr. Nord receives no compensation beyond that described in the Executive Compensation section on page 42 for his service as Director.

	Fees Earned		All Other
	or Paid in Cash(1)	Stock Awards(2)	Compensation(3)(4)	Total
Name	($)	($)	($)	($)
Carlos M. Cardoso	92,000	119,897	5,025	216,922
Anthony J. Guzzi	105,000	119,897	4,025	228,922
Neal J. Keating	95,000	119,897	25	214,922
John F. Malloy	98,000	119,897	25	217,922
Judith F. Marks	90,000	119,897	25	209,922
David G. Nord	—	—	—	—
John G. Russell	92,000	119,897	4,745	216,642
Steven R. Shawley	100,000	119,897	5,025	224,922
Richard J. Swift	95,000	119,897	25	214,922
(1)	Includes the following amounts deferred and held under the Company’s Deferred Plan for Directors: Mr. Guzzi — $105,000, Mr. Keating — $47,500, and Mr. Shawley — $100,000.
(2)	Amounts shown represent the grant date fair value of 1,060 shares of restricted stock granted to each Director at the Company’s May 2, 2017 Annual Meeting of Shareholders as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 16 to the Notes to Consolidated Financial Statements for 2017 contained in the Form 10-K filed with the SEC on February 15, 2018. These shares will vest as of the date of the 2018 Annual Meeting of Shareholders if the Director is still serving at that time (or earlier, upon death or a change in control). Mr. Cardoso, Mr. Guzzi, Mr. Keating, Ms. Marks and Mr. Shawley each elected to defer their entire 2017 annual restricted stock grant pursuant to the terms of the Deferred Plan for Directors as discussed on page 17. See the table below for the aggregate number of stock awards held by each Director as of December 31, 2017.
(3)	Includes the Company’s payment of $25 for life and business travel accident insurance premiums for each Director.
(4)	Includes a Company matching contribution to an eligible educational institution under The Harvey Hubbell Foundation Educational Matching Gifts Program in the following amounts: Mr. Cardoso — $5,000, Mr. Guzzi — $4,000, Mr. Russell — $4,720 and Mr. Shawley — $5,000.

As of December 31, 2017, the following table shows the balance in each non-management Directors’ (i) stock unit account (each stock unit consists of one share of Common Stock) and (ii) restricted stock unit account (each restricted stock unit consists of one share of Common Stock) under the Deferred Plan for Directors. See the “Deferred Compensation Plan” section on page 17 for additional information:

	Aggregate No. of Stock Units	Aggregate No. of Restricted
Name	Held at Year End (#)	Stock Units Held at Year End (#)
Carlos M. Cardoso	2,044	5,617
Anthony J. Guzzi	23,571	7,197
Neal J. Keating	4,647	7,197
John F. Malloy	1,539	1,580
Judith F. Marks	—	2,269
David G. Nord	—	—
John G. Russell	5,431	6,118
Steven R. Shawley	3,805	4,360
Richard J. Swift	17,534	—

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CORPORATE GOVERNANCE

The Board of Directors has adopted the Company’s Corporate Governance Guidelines (the “Guidelines”) to assist the Board in the exercise of its responsibilities and to best serve the interests of the Company and its shareholders. The Guidelines reflect the Board’s commitment to good governance through the establishment of policies and procedures in areas it believes are critical to the enhancement of shareholder value. It is the Board’s intention that these Guidelines serve as a framework within which the Board can discharge its duties and foster the effective governance of the Company. The Board of Directors met 10 times in 2017.

Governance Snapshot

●  Shareholders have identical economic and voting rights – each share of Common Stock is entitled to one vote

●  An independent Lead Director counterbalances a unified Chairman/ CEO and fosters effective collaboration and communication among independent directors

●  Directors are elected annually by shareholders to serve a one-year term

●  Directors are required to own Company stock equal in value to four times their annual retainer – all directors are in compliance with this policy

●  All Directors attended our Annual Shareholder meeting and all Board meetings. Eight Directors attended 100% of the committee meetings on which they are a member

●  Our Board and management annually certify compliance with our Code of Business Conduct and Ethics

●  No Director serves on more than five outside Boards or more than two outside Audit Committees

●  Independent Board members meet regularly in Executive Session, without management present

●  The Company’s former shareholder rights plan expired in December 2016 and was not renewed

●  Our Director resignation policy requires any director who fails to receive a majority of the votes cast to promptly tender his or her resignation

●  Our Board consists of a majority of independent Directors and our Audit, Compensation, and NCGC Board committees are 100% independent

●  In compiling a diverse Board, Director nominees are evaluated on their background and experience and also gender, race and ethnicity

●  Director compensation is reviewed annually with advice from our outside compensation consultant and benchmarked for competitiveness

●  The Board and each committee annually conduct a performance evaluation

●  There are no related party transactions with our Directors or officers and significant shareholders

●  67% of our Board has a tenure of less than seven years

Director Independence

The Guidelines indicate that the Board shall be comprised of a majority of independent Directors. In evaluating the independence of Directors, each year the NCGC reviews all relationships between Directors (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) and the Company and its subsidiaries in accordance with the rules of the New York Stock Exchange (“NYSE”) and the SEC and considers whether any relationship is material. The NCGC also reviews responses to annual questionnaires completed by each of the Directors, a report of transactions with Director-affiliated entities, Code of Conduct compliance certifications, case submissions filed with the Company’s confidential communication resource, and Company donations to charitable organizations with which a Director may be affiliated (noting that The Harvey Hubbell Foundation Matching Gifts Program is available to all Directors, officers and employees and matches eligible gifts made to qualifying charitable organizations up to $10,000 in a calendar year).

The NCGC considered the nature and dollar amounts of the transactions below and determined that none were required to be disclosed or otherwise impaired the applicable Director’s independence as all of these ordinary course transactions were significantly below the NYSE bright-line independence threshold of the greater of $1 million, or 2% of the other company’s sales, and were immaterial to all companies involved. As a result of this review, the Board has determined that each of the current Directors is independent other than Mr. Nord. In evaluating and determining the independence of the Directors, the NCGC considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and entities with which some of the Directors are or have been affiliated. For example:

●	Mr. Cardoso is a former executive officer of Kennametal, Inc. and as a Director of Stanley Black & Decker, Inc., with which the Company engages in ordinary course business transactions. In 2017, the Company purchased tools and component parts from Kennametal and tools and maintenance supplies from Stanley Black & Decker which purchases constituted less than 0.5% of each of Kennametal’s and Stanley Black & Decker’s sales during 2017.
●	Mr. Guzzi serves as a Director and executive officer of EMCOR Group, Inc., with which the Company engages in ordinary course business transactions. In 2017, the Company sold cable glands and enclosure products to EMCOR Group. These transactions constituted less than 0.5% of EMCOR’s sales during 2017.
●	Mr. Keating serves as a Director and executive officer of Kaman Corporation, with which the Company engages in ordinary course business transactions. In 2017, the Company sold ethernet and business access equipment to Kaman Corporation and purchased certain component parts from Kaman. These transactions constituted less than 0.5% of Kaman’s sales during 2017.
●	Mr. Malloy serves as a Director and executive officer of Victaulic Company, with which the Company engages in ordinary course business transactions. In 2017, the Company sold motor control products to Victaulic which transactions constituted less than 0.5% of Victaulic’s sales during 2017.
●

Ms. Marks serves as an executive officer of Otis Elevator Company and previously served as an executive officer of Siemens Corporation. The Company engages in ordinary course business transactions with both Otis Elevator Company and Siemens Corporation. In 2017, the Company sold lighting, connectors and compression products to Siemens Corporation and had no material transactions with Otis

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Elevator Company. These transactions constituted less than 0.5% of each of Siemens Corporation’s and Otis Elevator Company’s respective sales during 2017.

●	Mr. Russell serves as a Director of CMS Energy and Consumers Energy, with which the Company engages in ordinary course business transactions. In 2017, the Company sold power transmission and distribution products, and communications equipment to CMS Energy and Consumers Energy. These transactions constituted less than 0.5% of each of CMS Energy’s and Consumers Energy’s respective sales during 2017.
●	Mr. Shawley is a former executive officer of Ingersoll-Rand Company with which the Company engages in ordinary course business transactions. During 2017, the Company sold motor controls to Ingersoll-Rand Company and purchased tools and maintenance related items from Ingersoll-Rand. These transactions constituted less than 0.5% of Ingersoll-Rand’s sales during 2017.
●	Mr. Swift serves as a Director of Ingersoll-Rand Company, Kaman Corporation, CVS Caremark and Public Service Enterprise Group Inc. (“PSEG”) with which the Company engages in ordinary course business transactions. During 2017, the Company sold motor controls to Ingersoll-Rand Company, ethernet and business access equipment to Kaman Corporation, and electrical enclosures to PSEG. In addition, during 2017 the Company purchased tools and maintenance related items from Ingersoll-Rand, tools and component parts from Kaman, prescription management services from CVS Caremark and utility power service products from PSEG. These transactions constituted less than 0.5% of each of Ingersoll-Rand’s, Kaman’s, CVS Caremark’s and PSEG’s respective sales during 2017.

Director Nomination Process

In searching for qualified Director candidates for election to the Board and to fill vacancies on the Board, the Board may solicit current Directors or members of executive management for the names of potentially qualified candidates, consult with outside advisors, retain a Director search firm or consider nominees suggested by shareholders. All nominees for election of Director in 2018 are current Directors of the Company. In 2017, the Company did not utilize the services of any third party firms or advisors to identify or assist in the evaluation of Director candidates.

All Director candidates, including any Director candidates recommended by shareholders, are reviewed and evaluated by the NCGC in relation to the specific qualifications and experience sought by the Board for membership (as discussed in the “Election of Directors” section on page 11), and the Board’s needs at that time. A candidate whose qualifications and experience align with this criteria is then interviewed by members of the NCGC, other Board members and executive management to further assess the candidate’s qualifications and experience and determine if the candidate is an appropriate fit. Candidates may be asked to submit additional information to support their potential nomination and references may be requested. If the Board approves of the NCGC recommendation, the candidate is then nominated for election by the Company’s shareholders or appointed by the Board to fill a vacancy, as applicable.

Any shareholder who intends to recommend a candidate to the NCGC for consideration as a Director nominee should deliver written notice, which must include the same information requested by Article I, Section 11(A) (2) of our By-Laws, to the Secretary of the Company with the following information about the candidate:

●	Biographical data (business experience, board service, academic credentials)
●	Transactions between the shareholder and the candidate, and the Company or its management
●	Relationships or arrangements between the shareholder and the candidate
●	Any other transactions or relationships which the Board of Directors should be aware in order to evaluate the candidate’s independence
●	Details of any litigation involving the shareholder and candidate adverse to the Company or associated with an entity engaged in such litigation
●	Whether the candidate or any company at which the candidate is a current or former officer or director is, or has been, the subject of any SEC, criminal or other proceedings or investigations related to fraud, accounting or financial misconduct, or any other material civil proceedings or investigations
●	Written consent confirming the candidate’s (i) consent to be nominated and named in the Company’s Proxy Statement and, if elected, to serve as a Director of the Company and (ii) agreement to be interviewed by the NCGC and to submit additional information if requested

Any such notice should be delivered to the Company sufficiently in advance of the Company’s annual meeting to permit the NCGC to complete its review in a timely fashion.

Board Leadership Structure

The Company’s By-Laws require the Board to choose the Chairman of the Board from among the Directors and provide the Board with the ability to appoint the CEO of the Company as the Chairman of the Board. This approach gives the Board the necessary flexibility to determine whether these positions should be held by the same person or by separate persons based on the leadership needs of the Company at any particular time. The Board believes that there is no single, generally accepted approach to providing board leadership, and that each of the possible leadership structures for a board must be considered in the context of the individuals involved and the specific circumstances facing a company at any given time. Accordingly, the optimal board leadership structure for a particular company may vary as circumstances change.

Mr. Nord has served as Chairman, President and CEO of the Company since May 2014. The Board has determined that combining the roles of CEO and Chairman is best for the Company and its shareholders at this time because it promotes unified leadership by Mr. Nord and allows for a single, clear focus for management to execute the Company’s strategic and business plans.

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Lead Director

The Board has established the position of an independent Lead Director to serve a three-year term commencing immediately following the Company’s Annual Meeting. The Board believes that a three-year term is appropriate for the Lead Director as it affords greater continuity and allows the Lead Director to gain a better understanding of Board and management dynamics and to build relationships with the other Directors. The Lead Director is responsible for:

●	Board Leadership	Providing leadership to the Board in situations where the Chairman’s role may be perceived to be in conflict
●	Executive Sessions	Coordinating the agenda and chairing executive sessions of the non-management directors regularly throughout the year
●	Liaison	Regularly meeting with the Chairman and facilitating communications between the Chairman, management and the independent Directors
●	Spokesperson	Upon request, acting as the spokesperson for the Board in interactions with third parties
●	Succession	Working with the NCGC and the Chairman to review and maintain the Company’s succession plans

Currently, Mr. Guzzi is the Lead Director and is expected to hold this position until the 2019 Annual Meeting. The Board believes that its present leadership structure and composition provides for independent and effective oversight of the Company’s business and affairs as further demonstrated by the fact that its members are current or former CEOs, CFOs or COOs of major companies in similar industries, its Audit, Compensation, and Nominating and Corporate Governance Committees are comprised entirely of Directors who meet the independence requirements of the NYSE, and Mr. Nord is the only Director who is a member of executive management. Given the strong leadership of Mr. Nord as Chairman, President and CEO, the counterbalancing role of the Lead Director and a Board comprised of effective and independent Directors, the Board believes that its current leadership structure is appropriate at this time.

Board Oversight of Risk

The Board of Directors is responsible for overseeing the Company’s risk management practices and committees of the Board assist it in fulfilling this responsibility.

The Audit Committee routinely discusses with management the Company’s policies and processes with respect to risk assessment, the Company’s major financial risk exposures, and the actions management has taken to limit, monitor or control such exposures. Annually, the Board reviews with management the implementation and results of the Company’s enterprise risk management program which identifies and quantifies a broad spectrum of enterprise-wide risks in various categories, such as strategic, operational, compliance, financial, information technology and related action plans.

The Board’s other committees - Compensation, Nominating and Corporate Governance, and Finance – oversee risks associated with their respective areas of responsibility as set forth in their charters. For example, the Finance Committee considers risks associated with the Company’s capital structure or acquisition strategy and the Compensation Committee considers risks associated with its compensation plans and policies. The committees provide detailed reports to the full Board of Directors on risks and other matters that may have been considered and evaluated during its meetings.

Members of senior management assist the Board and its committees with their risk oversight responsibilities through routine discussions of risks involved in their specific areas of responsibility. For example, our principal business leaders will report to the Board at regular intervals during the year on the Company’s strategic planning activities and risks relevant to execution of the strategy. In addition, from time to time, independent consultants with specific areas of expertise are engaged to discuss topics that the Board and management have determined may present a material risk to the Company’s operations, plans or reputation.

In 2017, as part of its risk management activities, the Company reviewed with the Compensation Committee its compensation policies and practices applicable to all employees that could affect the Company’s assessment of risk and risk management and determined that such compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Board does not believe that its role in the oversight of the Company’s risks affects the Board’s leadership structure.

Code of Business Conduct and Ethics

The Company requires its Directors and officers to act in accordance with the highest standards of ethical conduct and has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that supports the Company’s commitment to the people we serve, the communities we work in, the Company and each other. Underlying this commitment is a strong set of core values - integrity, discipline, collaboration and excellence - that guide our actions and decisions. Our Code of Conduct covers many areas of professional conduct ranging from conflicts of interest, ethical business conduct, employment practices, compliance with applicable laws and regulations, protection of Company assets and confidential information and reporting obligations. Each year, to strengthen the Company’s commitment to ethical conduct, we provide training on various aspects of the Code of Conduct and require all Directors and officers to certify compliance with the Code of Conduct policy. Waivers to the Code of Conduct for Directors and officers may be granted only by the Board or the appropriate Board Committee and, along with any amendments, will be promptly disclosed to Company shareholders on the Company’s website. The Code of Conduct can be viewed on the Company’s website at www.hubbell.com.

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Communications with Directors

Shareholders and interested parties may communicate with the full Board, the Lead Director, the non-management Directors as a group, or with individual Directors by using either of the following methods:

By Writing:	Board of Directors Hubbell Incorporated c/o An-Ping Hsieh, Senior Vice President, General Counsel and Secretary 40 Waterview Drive Shelton, Connecticut 06484

By Email:	Secretary@hubbell.com

Communications will be forwarded to the specific Director(s) requested by the interested party. General communications will be distributed to the full Board or to a specific member of the Board depending on the material outlined in the communication. Certain items unrelated to the duties and responsibilities of the Board will not be forwarded including job inquiries and resumes, business opportunities, junk or mass mailings, spam, or any hostile, improper, threatening or illegal communication.

Board Committees

The Board of Directors has established the following standing Committees to assist it in fulfilling its responsibilities: Audit, Compensation, Executive, Finance and Nominating and Corporate Governance. The principal responsibilities of each of these Committees are described generally below and in detail in their respective Committee Charters which are available on the Company’s website at www.hubbell.com, or in the case of the Executive Committee Charter, in Article III, Section 1, of the Company’s By-Laws. The Board has determined that each member of the Audit, Compensation and Nominating and Corporate Governance Committees is independent for purposes of the NYSE listing standards and SEC regulations.

Audit Committee	8 meetings in 2017
Members: Steven R. Shawley (Chair) Carlos M. Cardoso John F. Malloy Judith F. Marks

 Key Oversight Responsibilities

●  Oversees the Company’s accounting and financial reporting and disclosure processes

●  Appoints the independent auditors and evaluates their independence and performance annually

●  Reviews the audit plans and results of the independent auditors

●  Approves all audit and non-audit fees for services performed by the independent auditors

●  Reviews and discusses with management and the independent auditors matters relating to the quality and integrity of the Company’s financial statements, the adequacy of its internal controls processes and compliance with legal and regulatory requirements

The Board of Directors has determined that all members of the Audit Committee are financially literate and meet the NYSE standard of having accounting or related financial management expertise. Each member of the Audit committee is an “audit committee financial expert” as defined by the SEC.

Compensation Committee	4 meetings in 2017
Members: Richard J. Swift (Chair) Carlos M. Cardoso Neal J. Keating John G. Russell

 Key Oversight Responsibilities

●  Determines and oversees the Company’s execution of its compensation philosophy

●  Approves all compensation of the CEO and other members of senior management

●  Oversees the development and administration of the Company’s compensation and benefit plans

Executive Committee	Did not meet in 2017
Members: David G. Nord (Chair) Anthony J. Guzzi Neal J. Keating John F. Malloy Steven R. Shawley Richard J. Swift

 Key Oversight Responsibilities

The Executive Committee may meet during intervals between meetings of the Board of Directors and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Company, except certain powers set forth in the By-Laws of the Company.

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Finance Committee	7 meetings in 2017
Members: John F. Malloy (Chair) Anthony J. Guzzi John G. Russell Steven R. Shawley

 Key Oversight Responsibilities

●  Oversees the Company’s financial and fiscal affairs and reviews proposals regarding long-term and short-term financing, material acquisitions, dividend policies, stock repurchase programs and changes in the Company’s capital structure

●  Reviews the Company’s major capital expenditure plans and monitors the Company’s insurance programs

●  Reviews the administration and management of the Company’s pension plans and investment portfolios

Nominating and Corporate Governance Committee	4 meetings in 2017
Members: Neal J. Keating (Chair) Anthony J. Guzzi Judith F. Marks John G. Russell Richard J. Swift

 Key Oversight Responsibilities

●  Develops the Company’s corporate governance guidelines and monitors adherence to its principles

●  Approves related person transactions

●  Evaluates director independence and compensation

●  Identifies qualified individuals to become Board members, recommends nominees for election or appointment to the Board and oversees the Board’s and management’s performance evaluation and succession planning process

See the “Director Independence” and “Director Nomination Process” sections on pages 19 and 20 for more information on the actions taken by the Committee in these areas.

Attendance

During 2017, all Directors attended 100% of the Board of Directors meetings and collectively attended 99% of all Committee meetings of which they are members. Board members are expected to attend the Annual Meeting of Shareholders. At the 2017 Annual Meeting, all Directors were in attendance.

Additional Resources

The Corporate Governance Guidelines and the following additional materials relating to corporate governance are published on our website at www.hubbell.com.

●	Board of Directors - Current Members and Experience

●	Code of Conduct

●	Amended and Restated By-Laws

●	Compensation Recovery Policy

●	Board Committees - Members and Charters

●	Amended and Restated Certificate of Incorporation

●	Stock Ownership and Retention Guidelines

●	Contacting our Board of Directors

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VOTING RIGHTS AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company has a single class of Common Stock and each share of Common Stock is entitled to one vote. On March 2, 2018, the Company had outstanding 54,837,044 shares of Common Stock. The following table sets forth as of March 2, 2018 the beneficial owners of more than 5% of the Company’s Common Stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	BlackRock, Inc.	5,081,849(1)	9.3%
	40 East 52nd Street
	New York, New York 10055
Common Stock	The Vanguard Group	4,670,326(2)	8.5%
	100 Vanguard Blvd.
	Malvern, Pennsylvania 19355
Common Stock	Capital World Investors	3,430,000(3)	6.3%
	333 South Hope Street
	Los Angeles, California 90071
(1)	The Company received a copy of Schedule 13G, as amended, as filed with the SEC on January 25, 2018 by BlackRock, Inc. (“BlackRock”) reporting ownership of these shares as of December 31, 2017. According to the Schedule 13G, BlackRock has sole voting power as to 4,749,581 of these shares, and sole dispositive power with respect to all 5,081,849 shares. The shares were acquired by the following subsidiaries of BlackRock: BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, and BlackRock (Singapore) Limited.

(2)	The Company received a copy of Schedule 13G, as amended, as filed with the SEC on February 9, 2018 by The Vanguard Group (“Vanguard”) reporting ownership of these shares as of December 31, 2017. According to the Schedule 13G, Vanguard has sole voting power as to 29,739 of these shares, sole dispositive power as to 4,638,609 of these shares, shared voting power as to 6,135 of these shares, and shared dispositive power as to 31,717 of these shares. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., wholly-owned subsidiaries of Vanguard, serve as investment managers of certain collective trust accounts and non-U.S. investment offerings, and may be deemed to beneficially own 25,582 and 10,292 of such shares, respectively.

(3)	The Company received a copy of Schedule 13G, as amended, as filed with the SEC on February 14, 2018 by Capital World Investors (“Capital World”) reporting ownership of these shares as of December 29, 2017. According to the Schedule 13G, Capital World, a division of Capital Research and Management Company (“CRMC”), is deemed to be the beneficial owner of 3,430,000 shares as a result of CRMC acting as investment advisors to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital World has sole voting and dispositive power for all such shares.

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The following table sets forth as of March 2, 2018 information regarding the beneficial ownership of the Company’s Common Stock by each Director, the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three other most highly paid executive officers of the Company (collectively, the “named executive officers” or “NEOs”), and by all Directors and executive officers of the Company as a group.

In addition to the shares of Common Stock reflected below, our Directors hold stock units and restricted stock units, as applicable, under the Deferred Plan for Directors. These deferred stock units are reflected in footnotes (2) and (3) in the table below and in the Director Compensation section on page 17.

Name and Title of Class	Common Stock	Shares Obtainable Upon Exercise of Options/SARs(1)	Total Beneficial Ownership		Percent of Class
Cardoso	1,000	—	1,000	(2)(3)	*
Guzzi	6,480	—	6,480	(2)(3)	*
Keating	5,571	—	5,571	(2)(3)	*
Malloy	9,794	—	9,794	(2)(3)(4)	*
Marks	1,000	—	1,000	(3)	*
Russell	1,100	—	1,100	(2)(3)(4)	*
Shawley	1,000	—	1,000	(2)(3)	*
Swift	3,081	—	3,081	(2)(4)	*
Nord	111,326	282,564	393,890	(5)	*
Sperry	39,336	53,449	92,785	(5)	*
Ruland	8,476	29,070	37,546	(5)	*
Hsieh	12,270	52,002	64,272	(5)	*
Bakker	11,870	39,255	51,125	(5)	*
All Directors and executive officers as a group (18 persons)
Common Stock	376,897	562,266	939,163	(2)(6)	0.69%
*	Less than 1%.

(1)	Represents shares of Common Stock obtainable upon the exercise of stock appreciation rights under the Company’s Second Amended and Restated 2005 Incentive Award Plan. See the section “Outstanding Equity Awards at Fiscal Year End” on page 44.

(2)	Does not include stock units (each stock unit consisting of one share of Common Stock) held under the Company’s Deferred Plan for Directors, as of March 2, 2018: Mr. Cardoso — 2,044, Mr. Guzzi — 23,764, Mr. Keating — 4,734, Mr. Malloy — 1,539, Mr. Russell — 5,431, Mr. Shawley — 3,988 and Mr. Swift — 17,534.

(3)	Does not include vested and unvested restricted stock units (“RSU’s”) (each RSU consisting of the right to receive one share of Common Stock) held under the Company’s Deferred Plan for Directors, as of March 2, 2018: Mr. Cardoso — 5,617, Mr. Guzzi — 7,197, Mr. Keating — 7,197, Mr. Malloy — 1,580, Ms. Marks — 2,269, Mr. Russell — 6,118 and Mr. Shawley — 4,360.

(4)	Includes 1,060 shares of Common Stock granted as restricted stock under the Company’s Second Amended and Restated 2005 Incentive Award Plan, on May 2, 2017 which vest on the date of the 2018 Annual Meeting of Shareholders if the Director is still serving (or earlier, upon death or a change in control).

(5)	Includes the following shares of Common Stock granted as restricted stock under the Second Amended and Restated 2005 Incentive Award Plan which vest on the following terms, as applicable: (i) three equal annual installments on the anniversary of the grant date; or (ii) at the end of a three year performance period subject to achievement of certain performance goals. Mr. Nord — 23,639, Mr. Sperry — 6,344, Mr. Ruland — 4,065, Mr. Hsieh — 4,660 and Mr. Bakker — 4,133; and all executive officers as a group — 56,048 shares. See the section “Outstanding Equity Awards at Fiscal Year End” on page 44.

(6)	Includes 125,162 shares of Common Stock held by The Harvey Hubbell Foundation of which one corporate officer and three senior employees of the Company are co-trustees and have shared voting and investment power.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) section of the Proxy Statement describes the material elements of the 2017 compensation program for the following named executive officers:

●	Mr. David G. Nord, Chairman, President and Chief Executive Officer

●	Mr. William R. Sperry, Senior Vice President and Chief Financial Officer
●	Mr. Rodd R. Ruland, Group President, Construction and Energy

●	Mr. An-Ping Hsieh, Senior Vice President, General Counsel and Secretary

●	Mr. Gerben W. Bakker, Group President, Power Systems

Our Business

Hubbell is primarily engaged in the design, manufacture and sale of quality electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications. Our reporting segments consist of the Electrical segment and the Power segment which represent approximately 69% and 31%, respectively, of our total revenue for 2017. For more information about our business, please see our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 15, 2018.

Our Business Highlights

In the face of challenging end markets, we continued to focus on providing our customers with superior products and solutions while improving the competitiveness of our cost structure.

Year Ended December 31,	2015	2016	2017
Net Sales ($ Millions)	$3,390.4	$3,505.2	$3,668.8
Adjusted Operating Income(1) ($ Millions)	$513.5	$512.8	$534.1
Adjusted Operating Margin (% of Net Sales)(1)	15.1%	14.6%	14.6%
Adjusted Diluted EPS(1)	$5.52	$5.66	$5.93
Free Cash Flow (% of Net Income Attributable to Hubbell)(1)	94.6%	117.3%	123.1%
(1)	Adjusted operating income, adjusted operating margin, adjusted diluted earnings per share and free cash flow are non-GAAP financial measures. A reconciliation to the comparable GAAP financial measures can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 15, 2018.

Net Sales

Net sales for the year ended 2017 were $3.7 billion, an increase of 5 percent over the comparable period of 2016. Acquisitions added two percentage points to net sales in 2017 compared to 2016. Organic volume added three percentage points to net sales in 2017 with consistency of growth across our five primary end markets: Non-residential, Electrical Transmission & Distribution, Industrial, Oil & Gas and Residential. Net sales for the year ended 2016 were $3.5 billion, an increase of three percent over the comparable period of 2015. Acquisitions added three percentage points to net sales in 2016 compared to 2015, offset by the impact of foreign currency translation which reduced net sales by one percentage point. Organic volume, including pricing headwinds, added one percentage point to net sales in 2016 as we saw growth in non-residential and residential markets, continued declines in core industrial and oil markets and flat growth in transmission and distribution markets.

Operating Income

Operating income of $503.7 million in 2017 increased 5% from the comparable period in 2016 and operating margin increased by 10 basis points to 13.7% when compared to 2016. Excluding restructuring and related costs and transaction costs associated with the acquisition of Aclara, adjusted operating income of $534.1 million increased 4% from the comparable period in 2016 and the adjusted operating margin of 14.6% in 2017 was in line with prior year. Price and material cost headwinds were offset by savings from restructuring and related activities, as well as productivity in excess of cost increases. Operating income of $477.8 million in 2016 increased 1% from the comparable period in 2015, while operating margin declined by 40 basis points to 13.6% when compared to 2015. Excluding restructuring and related costs, adjusted operating income of $512.8 million was in line with the comparable period in 2015 and the adjusted operating margin was 14.6% in 2016 compared to 15.1% in 2015. Savings from cost actions helped support operating margins and partially offset unfavorable price, foreign exchange, and mix impact of industrial and oil market declines.

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Earnings Per Diluted Share

Earnings per diluted share of $4.39 in 2017 decreased 16% compared to 2016. Excluding the loss on debt extinguishment, restructuring and related costs, transaction costs associated with the acquisition of Aclara and costs associated with the TCJA, adjusted earnings per diluted share of $5.93 increased 5% in 2017 as compared to 2016 due to higher earnings and the impact of a lower average number of diluted shares outstanding for the year, which declined by approximately 0.6 million as compared to 2016. Earnings per diluted share in 2016 increased 10% compared to 2015. Excluding restructuring and related costs and costs associated with the reclassification of Common Stock, adjusted(1) earnings per diluted share in 2016, increased 3% and reflects a lower average number of diluted shares outstanding for the year, which declined by approximately 2.3 million as compared to 2015.

Free Cash Flow as a % of Net Income

Free cash flow (defined as cash flow from operations less capital expenditures) as a percentage of net income attributable to Hubbell was 123%(2) in 2017 compared to 117% in 2016 and 95% in 2015.

In addition to the performance achievements noted above, during 2017 the Company also:

We believe that our collective focus on furthering the vision of One Hubbell – serving our customers, operating with discipline, growing the enterprise and developing our people – provides the means for the Company to continue to grow profits and deliver attractive returns to our shareholders.

Our Compensation Practices and Decisions

Our compensation decisions for 2017 were directly influenced by the operating results for the year described above and reflect the strong relationship between pay and performance. We use the following objectives to guide our decisions:

Our Compensation Committee has designed our compensation program to fulfill these objectives. Below are highlights of our compensation practices and decisions which exemplify our commitment to sound compensation governance and shareholders’ interests.

(1)	Adjusted operating margin, adjusted earnings per diluted share and free cash flow are non-GAAP financial measures. A reconciliation to the comparable GAAP financial measures can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 15, 2018.
(2)	Net income attributable to Hubbell in 2017 included a charge of approximately $57 million relating to the TCJA.

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Compensation Governance Snapshot

WHAT WE DO
Align CEO and NEO Pay with Shareholder Interests
Designate 70% of NEO total compensation and 100% of their long-term incentive award opportunity as performance-based, linked to Total Shareholder Return (“TSR”), growing sales profitably and our share price

Ensure the long-term orientation of our performance awards by aligning vesting and performance periods at 3 years

Limits on Executive Compensation
Cap our short-term and long-term incentive awards payouts at 200% of target level and eliminate payouts entirely for performance below a minimum threshold level

Risk Mitigation
We annually assess our compensation programs and policies to ensure that the features of our program do not encourage excessively risky business decisions

Robust Stock Ownership
We require senior executives, including our NEOs, to acquire and maintain ownership in Company stock equal to 3 and 5 times their base salary for the duration of their employment

Strong Governance Practices:
● We ensure the independence of the Compensation Committee’s outside consultant each year by validating that the consultant perform no other work than as prescribed by the Compensation Committee and NCGC
● We maintain a Compensation Recovery Policy to recover performance-based compensation from our senior executives, including the NEOs, under certain prescribed acts of misconduct
● We require a double-trigger (change in control plus termination of employment) to trigger cash severance payments under our Change in Control Severance Agreements
● On a change in control, unvested equity awards do not automatically accelerate unless an acquiring company refuses to assume them or the Compensation Committee exercises its discretion to vest such awards
WHAT WE DON’T DO
No Above-Median Targeting of Executive Compensation
We target the total direct compensation and each compensation element of our executive officers at the median of our Peer Group (as defined on page 31)

No Hedging or Pledging
We prohibit our executives, including our NEOs, from hedging or engaging in derivatives trading with respect to company stock

No Repricing or Cash Buyouts
We prohibit the repricing or buyout of options and SARs without shareholder approval

No Tax Gross Ups
We do not provide tax “gross ups” for perquisites, severance, or any other benefits provided to our executives, including the NEOs

No Excessive Supplemental Retirement Plans
We have frozen our supplemental executive retirement plan and only provide new benefits under qualified and non-qualified retirement plans that are made available to all employees

Recent Compensation Decisions

Froze	Eliminated	Adopted	Moved
Froze the Company’s Supplemental Executive Retirement Plan and U.S. Defined Benefit Plans which had been closed to new participants since 2007	Eliminated the single trigger vesting of equity awards on a change in control in our 2005 Incentive Award Plan, as amended and restated	Adopted a safe harbor 401(k) plan with an automatic, non-discretionary participant contribution of 4% of eligible earnings	Moved from a three year say on pay advisory vote to an annual say on pay advisory vote

Changes made since December of 2016

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Our Shareholders’ Feedback

Say on Pay / Say When on Pay

As described in this CD&A, we believe that our executive compensation program is designed both appropriately and effectively to achieve its overall objectives. At the Company’s 2014 and 2017 Annual Meeting of Shareholders, 98% of the votes cast on our say on pay proposal were voted in favor of the Company’s executive compensation program. We believe these strong results indicate that our shareholders are generally supportive of our compensation approach. Accordingly, the Compensation Committee has chosen largely to maintain the structure and components of the executive compensation program, while continually evaluating its effectiveness in meeting the Company’s compensation objectives.

Previously, the Company sought an advisory vote on executive compensation from its shareholders every three years. At the 2017 Annual Meeting, 89% of the votes cast by our shareholders on our say on pay proposal were voted in favor of holding an annual say on pay vote. Consistent with the Board of Director’s recommendation and the preferences expressed by our shareholders, we have determined that our shareholders should vote on the compensation of our named executive officers every year, commencing with the 2018 Annual Meeting.

Although the annual say on pay vote is non-binding, the Compensation Committee values the opinions of shareholders and will continue to consider the outcome of the vote when making future compensation decisions.

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COMPENSATION PROGRAM

Overview

The Company’s pay for performance compensation philosophy is intended to reward our executives for their contributions toward achievement of the Company’s business strategy and goals. To achieve our compensation objectives, the Company provides its executives with a total direct compensation package consisting of the following fixed and variable compensation elements that provide executives with income that is reflective of competitive benchmarks and enhances the Company’s ability to attract and retain high quality management talent.

2017 Elements of Compensation

Element	Type	Terms
Salary	Cash	Fixed amount of compensation for performing day-to-day job responsibilities. Reviewed annually for potential adjustment based on factors such as market levels, individual performance and scope of responsibility.
Short-Term Incentive	Cash	Variable performance-based award opportunity based on achievements with respect to the Company’s financial goals (earnings per share, free and operating cash flow) and strategic objectives.
Long-Term Incentive Compensation	Performance Shares (PS)	Vest at the end of a three year performance period based 50% on Hubbell’s TSR performance and 50% on net sales growth (with a margin modifier) as compared to the companies in the Standard & Poor’s Capital Goods 900. The range of payout for TSR and net sales performance is between 0% to 200%. The net sales payout is further modified based on Hubbell’s cumulative net income margin performance in the range of 0% to 125%. Dividends do not accrue with respect to PS. PS are settled in shares of Common Stock.
	Stock Appreciation Rights (SARs)	Vests generally in three equal annual installments on each anniversary of the grant date. Represents right to receive, in Common Stock, the appreciation in value between the stock price on the date of grant and the date of exercise.
	Performance Based Restricted Stock (PBRS)	Vests at the end of a three year performance period if Hubbell’s TSR is greater than the 20th percentile of the comparator group. Dividends are received during the vesting period.
Retirement	Pension Plans*	Defined Benefit Plan (DB Plan). A qualified plan providing retirement income for eligible participants based on years of service and average earnings up to tax code limitations. Closed to new participants in 2004.

*   In 2016, the Committee approved a “soft freeze” of the DB Plan and DB Restoration Plan. Service credit under these plans would freeze February 28, 2017, but compensation credit would continue to accrue through December 31, 2020, at which time all accruals under both plans would cease.

The Executive Plan was also frozen effective December 31, 2016.

Defined Contribution Plan (DC Plan). A qualified 401(k) plan under which the Company makes an automatic, non-discretionary contribution to eligible participants of 4% of eligible compensation, as well as matching contributions made by participants, of up to 6% of eligible compensation, up to the limits of the code.
	Restoration Plans*	DB Restoration Plan. Provides retirement income relating to compensation in excess of tax code limitations under same formula as DB Plan above.
DC Restoration Plan. Enables the Company to make additional retirement and matching contributions to those participants in the DC Plan whose contributions are subject to tax code limitations.
	Executive Plan*	Provides designated executives opportunity to earn pension benefits supplementing those earned under the DB Plan. Closed to new participants in 2007 and frozen effective December 31, 2016.

	Executive Deferred Compensation Plan (EDCP)	Enables participants to defer up to 100% of their annual short-term incentive award and 50% of their salary into investments selected by the participant and permits the Company to make discretionary contributions.
Other	Perquisites	Limited benefits provided by the Company to select executives

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The Role of the Compensation Committee and Compensation Consultant

The Compensation Committee determines the Company’s compensation philosophy and approves each element of executive compensation. The Compensation Committee may delegate any of its responsibilities to one or more subcommittees as it deems appropriate and in its sole discretion and to the extent permitted by applicable law. The Compensation Committee relies on advice and data provided by Exequity, an independent outside compensation consultant engaged by the Committee to assist in its determination of the appropriate amount of total direct compensation for the NEOs. Exequity does not advise the management of the Company and receives no compensation from the Company for services other than as directed by the Compensation Committee and the NCGC for which it provides guidance on independent Director compensation. See the “Compensation of Directors” section on page 17.

The Compensation Committee discusses its compensation philosophy with Exequity, but otherwise does not impose any specific limitations or constraints on or direct the manner in which Exequity performs its advisory services. As advisor to the Compensation Committee, Exequity reviews the total compensation strategy and pay levels for the Company’s NEOs, examines all aspects of the Company’s executive compensation programs to ensure their ongoing support of the Company’s business strategy, informs the Compensation Committee of developing legal and regulatory considerations affecting executive compensation and benefit programs and provides general advice to the Compensation Committee with respect to all compensation decisions pertaining to the CEO and to all senior executive compensation recommendations submitted by management.

Although the Compensation Committee considers recommendations made by the CEO with respect to executive compensation, the Compensation Committee is solely responsible for determining all executive compensation decisions.

The Committee has assessed the independence of Exequity and concluded that no conflict of interest currently exists or existed in 2017 that would prevent Exequity from providing independent advice to the Committee regarding executive compensation matters. In making this determination, the Committee considered, among other things, the following factors: (1) Exequity did not provide any non-compensation-related services (and did not receive any fees for any non-compensation-related services); (2) Exequity’s conflict of interest policies; (3) there are no other business or personal relationships between Company management or members of the Committee and any representatives of Exequity who provide services to the Company; and (4) neither Exequity nor any representatives of Exequity who provide services to the Company own any Common Stock or other securities of the Company.

Benchmarking

The Compensation Committee benchmarks each element of executive total compensation to the median compensation levels paid to executives in comparable positions in similar industries. The Compensation Committee reviewed benchmark data from two sources – the Peer Group and the general industry as described below. For setting cash compensation for 2017, set prior to the start of 2017, the Committee reviewed 2016 benchmarking data. For setting long-term incentive pay, delivered in December of 2017, the committee used 2017 benchmarking data.

Peer Group Data

The Compensation Committee benchmarks Hubbell’s executive pay practices to a group of organizations (the “Peer Group”) that are similar to the Company in size, industry affiliation and performance compatibility and that are representative of the types of companies with which Hubbell competes for executive talent. When setting 2017 pay for Hubbell’s executives, the Compensation Committee considered the remuneration practices within the community of 25 Peer Group companies listed below.

Acuity Brands, Inc.	EnerSys Inc.	Parker-Hannifin Corporation	Snap-on Incorporated
AMETEK, Inc.	Fastenal Company	Pentair Ltd.	Valmont Industries, Inc.
Carlisle Companies Incorporated	Flowserve Corporation	Regal-Beloit Corp.	W.W. Grainger, Inc.
Crane Co.	IDEX Corporation	Rockwell Automation, Inc.	Woodward, Inc.
Curtiss-Wright Corporation	Lincoln Electric Holdings, Inc.	Rockwell Collins, Inc.	Xylem, Inc.
Donaldson Company, Inc.	MSC Industrial Direct Co., Inc.	Roper Technologies, Inc.
Dover Corporation		Sensata Technologies Holding NV

Peer Group data is sourced from a mix of proxy statements, Form S-4 filings and the Aon Hewitt 2017 Total Compensation Database™.

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General Industry Data

The Compensation Committee also benchmarked pay for Hubbell executives to general industry practices as a secondary reference for most positions and a primary benchmark for those jobs with an insufficient number of matches in the Peer Group. The general industry data reflects the norms among all the companies that participate in Aon Hewitt’s 2016 and 2017 Total Compensation Database, excluding companies that operate within the financial services, retail, utility, hospital and hospitality sectors.

Peer Group and general industry data are size-adjusted to reflect pay practices at companies of Hubbell’s size. In its review of the benchmark communities, the Compensation Committee focused on 50th percentile practices. The 2016 benchmarking analysis determined that aggregate target total compensation expenditures for the Company’s executives trailed behind the 50th percentile of the Peer Group, which is the Company’s stated compensation principle.

The Compensation Committee reviews a number of factors when establishing 2017 target total compensation for executives including, but not limited to, market data, tenure in position, experience, performance and internal pay equity. In addition to reviewing the compensation levels of the benchmark groups, the Compensation Committee also reviews tally sheets totaling 2017 compensation for each of the NEOs. These tally sheets identify and value each element of the NEO’s compensation, including base salary, short-term and long-term incentive awards, pension benefits, deferred compensation, perquisites, potential change in control and severance benefits and provide an aggregate sum for each executive. This analysis aids the Compensation Committee’s assessment and administration of the Company’s compensation program.

Compensation Mix

Consistent with our philosophy of linking pay to performance, a significant portion of the total compensation paid to the NEOs is performance-based, taking the form of short-term and long-term incentive award opportunities. As shown in the charts below, the Company’s 2017 target compensation mix is consistent with our Peer Group’s practices:

Base Salary

Base salary is the principal fixed component of total direct compensation paid to the NEOs. Salaries are determined by reference to prevailing market pay rates, scope of job responsibility and incumbent performance considerations. The Company intends its base salary expenditures to be consistent with those incurred by similarly positioned companies elsewhere, so the Compensation Committee expects base salaries to approximate the 50th percentile of the benchmark community practices. In December 2016, the Compensation Committee approved increases for the NEOs that ensured their base salaries remain close to market-representative pay levels effective in 2017.

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Short-Term Incentive Compensation

Annual short-term incentive awards are also targeted at the 50th percentile of the benchmark community practices. Short-term incentive awards are paid pursuant to the Company’s Incentive Compensation Plan (“Incentive Plan”) and Senior Executive Incentive Compensation Plan (“Senior Plan”) (collectively, “STI Plans”). Short-term incentive award target levels (“STI Targets”) for the NEOs reflect consideration of the market data while short-term incentive awards actually paid for the year reflect achievement of financial and strategic plan goals approved by the Compensation Committee, including factors like free and operating cash flow, earnings per diluted share (“EPS”) and operating profit performance. STI Targets are based on a percentage of 2017 base salaries and payable from the compensation plans noted in the table and discussed below:

Name	STI Target Percentage	Base Salary	STI Target	Compensation Plan
D. G. Nord	115%	$1,030,000	$1,184,500	Senior Plan
W. R. Sperry	80%	$550,000	$440,000	Senior Plan
R. R. Ruland	70%	$460,000	$322,000	Senior Plan
A. Hsieh	70%	$465,000	$325,500	Senior Plan
G. W. Bakker	70%	$470,000	$329,000	Senior Plan

Incentive Compensation Plan

The Incentive Compensation Plan is similar to the design of executive short-term incentive award plans that are common at other companies in the general manufacturing environment. Maintaining a short-term incentive award plan that typifies those used elsewhere enhances the appeal of the Company’s compensation program generally and strengthens the Company’s ability to attract and retain high quality executive talent.

The Incentive Compensation Plan authorizes the creation of an incentive compensation pool each year equal to 15% of the excess of the Company’s consolidated earnings over 10% of the invested capital and long-term debt as of the beginning of the year. Actual short-term incentive awards are paid from the authorized pool based on the extent to which the Company achieves certain performance goals established by the Compensation Committee at the beginning of each year. Depending on performance in relation to the goals, earned awards can range in size from 0% to 200% of the NEO’s STI Target. However, if performance falls below a minimally acceptable threshold, as described below, then no short-term incentive award is payable at all. The 2017 performance goals and thresholds are described below under section entitled “2017 Performance Measures”.

Senior Plan

For compensation accrued prior to January 1, 2018, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposed a $1 million limit on the amount that a public company may deduct for compensation paid to its CEO and its four other most highly paid executives, other than the CFO, who were employed as of the end of the fiscal year. This limitation did not apply to compensation that met the requirements under Section 162(m) for “qualifying performance based” compensation. Short-term incentive awards paid under the Company’s Senior Plan are intended to be exempt from the deduction limit of Code Section 162(m) prior to its amendment. Like many other public companies that utilize similar plans, the Senior Plan is intended to provide the Company with the ability to pay performance based compensation to senior executives that are deductible by the Company for federal income tax purposes to the extent permitted by the Code.

The maximum amounts that may be paid to participants pursuant to the Senior Plan are determined by reference to the incentive compensation fund established under the Company’s Incentive Compensation Plan described in the prior section above.

Under the Senior Plan, the maximum amounts that may be earned are as follows:

Mr. Nord was eligible to earn a maximum amount for 2017 equal to the lesser of:

●	15% of the amount of the incentive compensation fund established under the Incentive Compensation Plan, or $5,000,000.

Mr. Sperry, Mr. Ruland, Mr. Hsieh and Mr. Bakker were each eligible to earn a maximum amount for 2017 equal to the lesser of:

●	10% of the amount of the incentive compensation fund established under the Incentive Compensation Plan, or $5,000,000.

After the maximum possible payout under the Senior Plan is determined, the Compensation Committee may use its discretion to decrease (but not increase) the actual amount of the short-term incentive award paid under the Senior Plan. In exercising this discretion, the Compensation Committee decided to apply the same methodology used in determining payments under the Incentive Compensation Plan described in the prior section above to the participants in the Senior Plan.

The amounts actually awarded to the NEOs are displayed in the Summary Compensation Table on page 42 based upon the performance results shown in the tables on page 35.

2017 Performance Measures

This section reflects the applicable short-term incentive award measures, weighting and thresholds applied to participants in the Incentive Compensation Plan and the Senior Plan:

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Enterprise Level Measures

For 2017, the Compensation Committee identified EPS and free cash flow (defined as cash flow from operations less capital expenditures) at the Company level as the two primary performance measures it would use to determine short-term incentive award eligibility for Mr. Nord, Mr. Sperry and Mr. Hsieh. EPS was selected because it was deemed by the Committee to affect shareholder value most directly and to be an important variable in determining share price. Free cash flow was selected because it is an important determinant in Company performance. The 2017 short-term incentive award for Mr. Nord was based solely on these two measures while the award measures for Mr. Sperry and Mr. Hsieh also included a strategic objective component as discussed below.

Enterprise Level Measures
Measures	Threshold		Mr. Sperry and Mr. Hsieh Weighting	Mr. Nord Weighting
EPS (75% weight)	Minimum	$5.13 = 50%	80%	100%
	Target	$5.70 = 100%
	Maximum	$6.27 = 200%
Free Cash Flow (25% weight)	Minimum	254 = 50%
	Target	317 = 100%
	Maximum	381 = 200%
Strategic Objectives	As described below		20%	—

Business Level Measures

Hubbell’s businesses are divided among two operating segments: the Electrical segment (which is comprised of the Commercial & Industrial, Construction & Energy and Lighting business groups) and the Power segment (which is comprised of our Power Systems business group). The Compensation Committee selected operating profit and operating cash flow as the two primary performance measures it would use to determine short-term incentive award eligibility for Mr. Bakker and Mr. Ruland to promote decision making that would best increase the value of the businesses over which they have direct oversight and control. In addition to these measures, a portion of Mr. Bakker’s and Mr. Ruland’s award also included a strategic objective component as discussed below.

Business Level Measures
Measures	Threshold		Mr. Bakker and Mr. Ruland Weighting
Business Level Operating Profit (75% weight) Group Business Level Operating Cash Flow (25% weight)	Minimum	< 80% = 0%	60%
	Target	100% = 100%
	Maximum	≥120% = 200%
EPS and Free Cash Flow (Enterprise level)	See table above		20%
Strategic Objectives	As described below		20%

Strategic Objective Measures

The EPS, cash flow and operating profit targets were the only targets material to the consideration of the NEO’s annual short-term incentive awards. The Compensation Committee, upon consultation with management, also identified certain objectives central to the Company’s strategy upon which it based a component of Mr. Sperry’s, Mr. Hsieh’s, Mr. Bakker’s and Mr. Ruland’s short-term incentive award. No single strategic objective was a material consideration in the Committee’s determination of an annual short-term incentive award. Specific targets within each strategic objective are set each year. At the end of the annual performance period, the Compensation Committee evaluates each NEO based on their contributions to the specific targets, as well as the strategic objectives as a whole. The specific targets for 2017 are outlined in the table below.

Strategic Objectives	Description
Serving Our Customers	Use all means to drive positive customer experience and sales growth
Operating with Discipline	Commitment to productivity / restructuring savings
Growing the Enterprise	Make growth happen – regardless of market conditions
Developing Our People	Accelerate performance culture across enterprise

For Mr. Nord, the Compensation Committee continued to base his short-term incentive award eligibility entirely on EPS and free cash flow performance measures at the Company level as the Committee considered such measures to best reflect his responsibility to the Company as a whole. Further, the Committee recognized that achievement of the strategic objectives by the other NEOs would directly and indirectly impact the Company-wide performance measures used to determine Mr. Nord’s short-term incentive award.

Mr. Sperry’s, Mr. Ruland’s, Mr. Hsieh’s and Mr. Bakker’s individual performance with respect to these strategic objectives is set forth in the Short-Term Incentive Payout table on page 35.

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Performance Results and Payout

Enterprise Level Measures

For 2017, actual EPS was $4.39 and free cash flow was $299 million which the Compensation Committee then adjusted for predetermined discrete items not considered in determining the threshold including foreign currency translation, acquisition related costs and impacts of the TCJA, resulting in EPS and free cash flow performance of 117% and 77%, respectively.

Enterprise	EPS	Free Cash Flow	Composite Payout
	75% weight	25% weight
Actual Performance	117%	77%	107%
Weighted Performance	88%	19%

Business Level Measures

Construction and Energy

Mr. Ruland leads the Construction and Energy (“C & E”) business group and therefore is measured on the performance of this business group. This business group had an operating profit performance target of 6% greater than the prior year and an operating cash flow target equivalent to 116% of operating profit. The C & E business group achieved operating profit performance that was 1% above target which translated to a performance result of 104% on the operating profit measure. The C & E business group also achieved operating cash flow performance of 97% of target. This performance translated to a performance result of 94% on the operating cash flow measure. When blended together, the composite measure resulted in a payout of 101% as shown below.

Construction and Energy	Operating Profit	Operating Cash Flow	Composite Payout
	75% weight	25% weight
Actual Performance	104%	94%	101%
Weighted Performance	78%	23%

Power Systems

Mr. Bakker leads the Power Systems business group and therefore is measured on the performance of this business group. The business group had an operating profit performance target of 3% above the prior year and an operating cash flow target equivalent to 116% of operating profit. The business achieved operating profit performance that was 7% above target which translated to a performance result of 136% on the operating profit measure. The Power systems business group achieved operating cash flow performance of 95% of target. This performance translated to a performance result of 86% on the operating cash flow measure. When blended together, the composite measure resulted in a payout of 124% as shown below.

Power Systems	Operating Profit	Operating Cash Flow	Composite Payout
	75% weight	25% weight
Actual Performance	136%	86%	124%
Weighted Performance	102%	22%

Short-Term Incentive Payout

The following table shows the short-term incentive award earned by each of the NEOs applying the composite payout percentages achieved on their individual performance measures to each of their STI Targets. Additionally, the Compensation Committee agreed with Mr. Nord’s recommendation to reduce his 2017 short-term incentive award payout percentage to the level of the lowest payout of the corporate NEOs. The resulting payout percentage for Mr. Nord is 103%. This decision highlights the importance of the 2017 strategic objectives by the other NEOs on Mr. Nord’s 2017 short-term incentive award. Their 2017 STI Award is reflected below and in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 42.

Performance Measures / Results
	EPS and Free Cash Flow	Operating Profit and Operating Cash Flow	Strategic Objectives	Total Composite	x	STI Target	=	STI Award
	(Enterprise Level)	(Business Level)	(Individual)	Payout		($)		($)
Mr. Nord	107%	—	—	103%		1,184,500		1,220,000
Mr. Sperry	107%	—	88%	103%		440,000		453,200
Mr. Ruland	107%	101%	88%	100%		322,000		322,000
Mr. Hsieh	107%	—	94%	104%		325,500		338,500
Mr. Bakker	107%	124%	100%	116%		329,000		381,600

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Long-Term Incentive Compensation

The Company matches long-term incentive compensation practices in the general manufacturing sector by extending to its executives the opportunity to earn rewards in the form of Common Stock pursuant to the Company’s Amended and Restated 2005 Incentive Award Plan (“Equity Plan”). The objectives of the long-term incentive compensation program are to:

●	Generate growth in the Company’s share price by rewarding activity that enhances enterprise value

●	Ensure long-term rewards are commensurate with performance

●	Facilitate the accumulation of shares by executives, thereby enhancing ownership levels and promoting value-added decision making

●	Ensure greater alignment with shareholders

The value of long-term incentive awards granted to executives each year is based on several factors, including external practices, the Company’s financial performance in the short-term and long-term, the value of awards granted in prior years, succession considerations and individual performance. The design of the long-term incentive award program reflects a strong performance-based orientation as demonstrated by the following:

●	100% of the overall long-term incentive award mix is performance-based to further enhance the connection between long-term achievements and awards

●	In 2015, we added net sales growth with a margin modifier to the performance share award program to supplement total shareholder return and to focus attention on profitably growing the enterprise consistent with the Company’s strategic objectives

●	The performance period for all of our performance based awards is three years further promoting attention to long-term Company performance while strengthening the retention value of the program

As a result of these decisions, the mix of long-term incentive awards the NEOs are eligible to earn is 40% performance shares, 20% PBRS and 40% SARs. The Compensation Committee deems this blend of awards to:

●	Strengthen the performance character of the award program

●	Optimize the program’s ability to motivate, retain and reward the NEOs

●	Build equity ownership and thereby align the interests of our executives with those of our shareholders

●	Efficiently deliver value to executives while qualifying expenditures as deductible performance-based compensation under Section 162(m) of the Code prior to its amendment by the TCJA

●	Represent the prevailing mix of long-term equity awards in the general manufacturing sector

●	Reward performance that executives can directly influence

Long-term incentive grants are usually made once a year after the Compensation Committee has assessed the Company’s performance for such year. Historically, such grants have been made at the Compensation Committee’s regularly scheduled meeting held in early December, with limited exceptions related to newly appointed or promoted executives.

Performance Share Awards

2015, 2016 and 2017 Grants

Performance share awards were granted to the NEOs in 2015, 2016 and 2017 providing the ability to earn shares of the Company’s Common Stock upon satisfaction of pre-established performance measures within a stated period of time. The table below summarizes the key terms of the performance share award:

Performance Measures	Weight	Index	Performance Range	Payout
Total Shareholder Return (TSR)	50%	S&P Capital Goods 900	> 80th percentile of Index	200%
			At 50th percentile of Index	100%
Relative Sales Growth(1)	50%		At 35th percentile of Index	50%
			< 35th percentile of Index	0%
(1)	Relative Sales Growth is measured using the company’s sales growth, which is is then modified by the Company’s cumulative net income margin performance over the three year performance period, as compared to the net income target set by the Company at the beginning of the period, utilizing the following schedule:

	Margin Target	Payout
Net Income Margin Modifier	10.0%	125%
	9.0%	100%
	8.0%	75%
	<8.0%	0%

The number of performance shares eligible to be earned under this grant is based equally on the Company’s relative TSR and Sales Growth performance compared to other companies in the Standard & Poor’s Capital Goods 900 Index (“S&P 900 Index”) measured over a three year period. After a detailed review, the Company determined that the S&P 900 Index provides a higher level of comparability to Hubbell than any other index. Specifically, the S&P 900 Index performs most similarly to Hubbell in terms of stock price movement and volatility thereby dampening the effect of macroeconomic factors that play a lesser role in determining relative performance.

The level of TSR and Sales Growth performance within the ranges set forth above corresponds with the payout percentages noted and are rounded to the nearest percentage. The final award earned reflects a percentage of the target award granted. Each performance measure is subject to a minimum vesting threshold such that no shares will be paid on a given measure if the Company’s TSR and/or Sales Growth over the three-year performance period falls below the 35th percentile of the applicable index. The performance shares therefore provide pay only in the event of performance thereby linking the NEO’s incentives to shareholder interests and returns.

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2014 Grant

TSR

Performance shares were granted on December 2, 2014, having a performance period of January 1, 2015 to December 31, 2017, and were paid out in February 2018 based upon the Company’s TSR achievements as shown in the following table:

At the end of the performance period, the Company achieved TSR performance at the 37% percentile of the Index resulting in a 64% payout thereby earning the named executive officers the following shares of Common Stock: Mr. Nord – 5,276, Mr. Sperry – 1,388, Mr. Ruland – 346, Mr. Hsieh – 999 and Mr. Bakker – 902.

Sales Growth / Net Income Modifier

Performance shares were granted on December 2, 2014 and had a performance period of January 1, 2015 to December 31, 2017. In previous years, performance share awards were solely based on the Company’s TSR, and as a result, we historically disclosed the number of shares awarded in settlement of such performance share award grants and the value realized for the applicable three-year performance period. However, in 2014, we added the Relative Sales Growth measure to our performance share awards; the calculation of this measure is dependent upon public availability of financial results from our peer companies. Due to the timing of the availability of this information, the Compensation Committee cannot determine the level of achievement of the performance criteria until a sufficient number of S&P 900 Index companies report their earnings for the year ended December 31, 2017. As a result, the actual payout results for the 2015-2017 performance share award grants based on Relative Sales Growth will not be determined until March 2018 and such payouts will not be approved by the Compensation Committee until April 2018 after the filing of this Proxy Statement. Therefore, we will report the Relative Sales Growth based performance share award payouts for the 2015-2017 performance period in a Form 8-K filed by the Company subsequent to the date of this Proxy Statement.

The following table describes the results available as of March 15, 2018, including consensus estimates for sales growth for the peer group. Shareholders are cautioned, however, that the information that follows is preliminary in nature, is subject to change based on the actual reported results of the S&P 900 Index companies and has not been approved by the Compensation Committee.

Performance Measures	Projected Performance	Projected Payout
Relative Sales Growth	71st Percentile	170%
Net Income Margin Modifier	8.5%	87.5%
ESTIMATED PAYOUT		149%

Based on this estimate, the NEOs will receive the following shares of Common Stock: Mr. Nord – 12,285, Mr. Sperry – 3,233, Mr. Ruland – 807, Mr. Hsieh – 2,327 and Mr. Bakker – 2,100. The actual payout of the performance share awards based on Relative Sales Growth granted in 2014 will subsequently be approved by the Compensation Committee and be fully disclosed in a Form 8-K filed by the Company subsequent to the date of this Proxy Statement.

Performance-Based Restricted Stock Awards

PBRS provides executives with the opportunity to earn shares of the Company’s Common Stock upon satisfaction of certain pre-established performance measures. PBRS awards replaced the time-based vested restricted stock awards that had been granted to the NEOs in prior years.

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2015, 2016 and 2017 Grants

PBRS awards were granted to the NEOs in 2015, 2016 and 2017 and will be earned if the Company’s relative TSR performance over a three year period ending December 31, 2018, December 31, 2019 and December 31, 2020, respectively, exceeds the 20th percentile as compared to the TSR of other companies in the S&P 900 Index. In the event the Company fails to meet the performance threshold the executive will forfeit the entire PBRS award. As such, PBRS awards link the NEO’s incentives to long-term shareholder interests. See the section entitled “Equity Award Plan Vesting Provisions” on page 45 for further information on the terms of these awards.

2014 Grant

The PBRS grant made in 2014 could be earned after a three year vesting period, as long as the Company’s TSR performance is greater than the 20th percentile of other S&P 900 Index companies. In the event the Company fails to meet the performance threshold for the three year period, the executive would forfeit the entire PBRS award. At the end of the performance period, the Company achieved TSR performance at the 37% percentile of the S&P 900 index, thereby earning the NEOs the following shares of Common Stock representing their 2014 PBRS grant: Mr. Nord – 7,588, Mr. Sperry – 1,997, Mr. Ruland – 499, Mr. Hsieh – 1,438 and Mr. Bakker – 1,298.

SARs

A SAR gives the holder the right to receive, once vested, the value in shares of the Company’s Common Stock equal to the positive difference between the base price and the market value of a share of Common Stock upon exercise. Generally, SARs vest in three equal installments on each of the first three anniversaries of the grant date. The base price pursuant to which the value of the SARs granted in 2017 is measured is the mean between the high and low trading prices of Common Stock as reported on the NYSE on the trading day immediately preceding the date of grant (i.e. December 5, 2017 — $127.51). For future grants, the base price will equal the mean between the high and low trading prices of our Common Stock as reported on the NYSE on the trading day immediately preceding the date of grant. The Company uses the mean between the high and low trading prices on the date immediately before the date of grant and not the closing price of its stock on the date of grant for two reasons: First, using the trading prices from the day before the grant enables the Compensation Committee to know the exact grant price and therefore the exact value of each grant before it is made. Second, because of the relatively low volume at which the Company’s stock trades, it suggests that the mean represents a more accurate picture of the fair market value of the stock than does the closing price. For purposes of determining individual award levels, the number of shares subject to each SAR is formulated on the basis of a modified Black-Scholes calculation. See the section entitled “Equity Award Plan Vesting Provisions” on page 45 for additional information on the terms of this award.

Time-Based Restricted Stock

Restricted stock provides incentives for executives to remain employed by the Company and to create and maintain value for shareholders since the value of a restricted share depends on the executive’s continued employment and the value of the Company’s stock on the vesting date. Restricted share awards are granted in shares of the Company’s Common Stock and generally vest in three equal installments on the anniversary of the grant date. No time-based restricted stock awards were granted to the NEOs in 2017, but may remain outstanding from prior grants.

Compensation Policies

Stock Ownership and Retention Policy

The Company has a Stock Ownership and Retention Policy which is applicable to the NEOs as well as other officers and designated employees. The policy requires such covered employees, consistent with their responsibilities to the shareholders of the Company, to hold a significant equity interest in the Company. The terms and conditions of the policy are routinely examined to ensure consistency with current market practices and external benchmarks and alignment between the interests of the employees covered by the policy and the interests of the Company’s shareholders. The policy provides:

●	Until an employee meets their ownership minimum, an employee must retain fifty percent (50%) of the net shares acquired pursuant to the exercise of a SAR.

●	Once the minimum share ownership level is satisfied, the employee is expected to continue to satisfy such requirement for so long as he or she is subject to the policy.

●	Shares that count toward the minimum share ownership requirement include shares held directly and indirectly by the employee, including restricted stock granted under the Equity Plan. Shares underlying unexercised SARs and unearned performance shares are not counted.

●	Covered employees have approximately five years from the earliest date such employee is granted an option to acquire Company securities to achieve their minimum ownership requirement.

Accordingly, the policy expects employees to attain a minimum share ownership level equal to their base salary times a certain multiplier, as indicated in the below table. All NEOs are in compliance with the Stock Ownership and Retention Policy.

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Executive Level	Multiple of Base Salary
Chief Executive Officer	5x
Chief Financial Officer, Group Presidents, Senior Vice Presidents and General Counsel	3x
Other Corporate Officers	2x
Other Executives (non-Corporate Officers)	1x

Compensation Recovery Policy

The Company has a Compensation Recovery Policy which provides that an executive, including the NEOs, who is determined to have engaged in fraud or other gross misconduct which contributed in whole or in part to a restatement of the Company’s financial results, may be subject to any one or more of the following disciplinary actions:

●	Termination of employment
●	Recovery of all or any portion of any performance-based cash or equity paid or vested during the previous three years that would otherwise not have been paid or vested based on the restated financial results
●	Cancellation or forfeiture of any performance-based cash or equity awards not yet paid or vested or offset against future awards

All actions taken under this policy will be determined by the Board of Directors in its sole discretion upon consultation with the Audit Committee and the NCGC.

Employee Benefits

NEOs also receive employee benefits that are generally available to all employees, as well as certain retirement benefits, perquisites, severance and change in control protections. These additional benefits are similar to the types and amounts available to other senior executives of manufacturing companies as demonstrated in the benchmark data. After considering the declining prevalence of traditional pension plans in the marketplace and the importance of offering consistent, sustainable retirement benefits to all employees, in 2016 the Compensation Committee determined to freeze the Company’s tax-qualified defined benefit plan (“DB Plan”) and non-qualified defined benefit pension plans and add a safe harbor non-elective contribution to its tax-qualified defined contribution plan (“DC Plan”). The impact of these decisions is discussed below.

Retirement Plans and Nonqualified Deferred Compensation Plans

Qualified Pension Plans

In addition to the retirement plans which are made generally available to employees of the Company, which include a DB Plan and a DC Plan that allows for employee and employer contributions, the NEOs and certain other selected executive officers participate in various supplemental retirement plans and deferred compensation plans, which allow them to earn additional retirement benefits.

The DB Plan and DC Plan provide employees, including NEOs, with retirement income. The Company contributes to the DB Plan whereas both the Company and the employee contribute to the DC Plan. Employees hired after December 31, 2003 are not eligible to participate in the DB Plan, but may participate in the DC Plan. The Company closed the DB Plan to new employees after 2003 following its determination that it was no longer necessary in order to attract talent in the marketplace. Instead, the Company emphasized participation in the DC Plan with matching contributions and a discretionary profit sharing contribution which are more in line with current competitive retirement compensation practices.

2016 Qualified Plan Changes

In 2016, due to the declining prevalence of defined benefit plans in the marketplace, the Compensation Committee approved a “soft freeze” of the DB Plan, which was implemented first as a freeze on credited service, effective February 28, 2017 and will be followed by a subsequent freeze on eligible compensation, effective December 31, 2020. At that time, all benefit accruals under the DB Plan will cease. This “soft freeze” approach was designed to afford all DB Plan participants the opportunity to make any necessary adjustments to their retirement planning and afford immediate participation in a safe harbor DC Plan (discussed below) as a means of transition relief.

In 2016, the Compensation Committee also approved adding a safe harbor non-elective contribution to the DC Plan, effective January 1, 2017, to ensure that the DC Plan will pass its annual discrimination testing and to enhance the DC Plan benefits in connection with the DB Plan freeze. With the new safe harbor contribution, the DC Plan provides that the Company will make a fully vested annual non-elective Company contribution of 4% of eligible earnings on behalf of all eligible participants, including the NEOs. Additionally, the Company will continue to make a matching contribution equal to 50% of the first 6% of a participant’s eligible earnings that he or she contributes to the DC Plan, subject to Code limitations. The matching contribution will be subject to a vesting schedule.

Mr. Bakker was the only NEO who participated in the DB Plan. In 2017, all of the NEOs were participants in the DC Plan on the same terms as other employees in the Company.

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Non-Qualified Supplemental Retirement Plans

In 2017, the NEOs also participated in supplemental retirement plans including the Top Hat Restoration Plan (the “DB Restoration Plan”) and the Defined Contribution Restoration Plan (the “DC Restoration Plan”) which are available to DB Plan and DC Plan participants, respectively, with compensation in excess of Code limitations applicable to qualified plans, as well as the Supplemental Executive Retirement Plan (the “Executive Plan”) which was previously available to select senior executives of the Company, if eligible, and is now frozen to future accruals.

The DB Restoration Plan is an “excess benefit plan” under which participants in the DB Plan receive additional retirement benefits, calculated in the same manner as benefits are calculated under the DB Plan, but without regard to the applicable limits on compensation or benefit accruals required by the tax-qualified plan rules. The DC Restoration Plan, also an “excess benefit plan,” enables participants in the DC Plan to receive Company contributions equal to the additional contributions such employee would have received under the DC Plan, but for the compensation limits imposed by the tax-qualified plan rules.

The DB Restoration Plan, DC Restoration Plan and Executive Plan are intended to promote the retention of our eligible senior management employees by providing them with the opportunity to earn pension and retirement benefits which supplement the benefits available under the Company’s tax-qualified retirement plans.

Non-Qualified Plan Changes

Because the DB Restoration Plan provides for accruals in tandem with those under the DB Plan and the DB Plan was the subject of a soft freeze, the Compensation Committee approved an amendment of the DB Restoration Plan to provide that benefits under the DB Restoration Plan would cease accruing on the same schedule as the DB Plan, with a freeze on credited service, effective February 28, 2017, and a subsequent freeze on eligible compensation, effective December 31, 2020.

To reflect the changes to the DC Plan, the Committee approved an amendment to the DC Restoration Plan, effective January 1, 2017, to provide each participant with (i) an annual non-elective contribution equal to the excess of 4% of eligible earnings over the amount credited as a safe harbor non-elective contribution to the DC Plan for that year and (ii) an annual matching contribution equal to 50% of the first 6% of a participant’s eligible earnings that he or she voluntary contributes to the DC Plan and/ or defers to the Executive Deferred Compensation Plan (“EDCP”) less the maximum amount of matching contributions that could have been credited under the DC Plan if he had contributed the maximum amount permitted under the DC Plan for that year.

These changes to the DC Restoration Plan were implemented following the 2017 election deferral deadline under the EDCP. To compensate participants for matching contributions that they would have been eligible to receive under the DC Restoration Plan if they had made timely deferral elections under the EDCP, the Company approved a one-time discretionary contribution under the EDCP in an amount equal to 50% of 6% of a DC Restoration Plan participant’s eligible earnings for 2017 less the matching contributions that were credited to such participant under the DC Plan and the DC Restoration Plan for 2017.

In connection with these changes, the Compensation Committee also approved a freeze of the Executive Plan effective December 31, 2016 (including the accrual of both service and compensation credit). The Executive Plan had been closed to new participants since 2007.

Executive Deferred Compensation Plan

The Company also has a non-qualified EDCP, which permits selected individuals, including our NEOs, to defer the receipt of up to 50% of their base salary and 100% of their short-term incentive award. The EDCP also provides for discretionary contributions by the Company. With respect to compensation earned in 2017, the Company made the discretionary contributions described above to eligible DC Restoration Plan participants, including our NEOs, in an aggregate amount of $150,000. Amounts deferred under the EDCP are credited with earnings on the basis of individual investment directions made by each participant. The purpose of the EDCP is to provide a tax and retirement planning tool to selected individuals and thus assist the Company in attracting and retaining senior management. See also the “Retirement Plans” section on page 47 and the “Non-Qualified Deferred Compensation” section on page 49.

Perquisites

The Company provides the following limited perquisites to its NEOs: use of a Company-provided leased vehicle or an annual vehicle allowance, financial planning and tax preparation services, limited personal travel on the Company aircraft and executive physicals. These perquisites provide flexibility to the executives and increase travel efficiencies, thereby allowing more productive use of the executives’ time and protect the executives’ personal and financial health and thus the Company’s investment in their development. The Company routinely examines the competitiveness of the perquisites offered in light of the evolving competitive landscape and determines whether any modifications are appropriate. See footnote 5 to the “Summary Compensation Table” on page 42.

Severance and Change in Control Benefits

The Company has entered into Change in Control Severance Agreements with its NEOs which provide certain severance benefits in the event the NEOs’ employment is involuntarily or constructively terminated. Such severance benefits are designed to alleviate the financial impact of termination of employment through base salary and health benefit continuation and outplacement services, with the intent of providing for a stable work environment. In addition to general severance, the Company provides enhanced benefits to its senior executives in the event of a change in control as a means of reinforcing and encouraging their continued attention and dedication to their duties of employment without the personal distraction or conflict of interest that could arise from the occurrence of a change in control.

The Company extends severance and change in control benefits because they are essential to help the Company fulfill its objectives of attracting and retaining key managerial talent. The decision to offer these benefits does not influence the Compensation Committee’s determinations concerning

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other direct compensation or benefit levels. In making the decision to extend the benefits, the Compensation Committee relied on Exequity to ensure that such severance and change in control benefits align with the policy statements put forth by governance rating agencies and market practices in the area of severance and change in control compensation.

Accordingly, the Company’s Change in Control Severance Agreements contain the following provisions and reflect the types and amounts of compensation benefits payable to senior executives upon a change in control:

●	Double trigger (change in control plus termination of employment) required to obtain cash severance benefit
●	Lump sum cash payments not to exceed 2.75 times base salary plus short-term incentive award
●	Elimination of gross ups to cover excise taxes

In 2016, the Board of Directors amended the Company’s Equity Plan to remove the single trigger change in control vesting provision. Under the amended Plan, awards granted on and after December 6, 2016 will no longer automatically become vested and payable upon a change in control. Instead, upon a change in control, all awards (other than any portion subject to performance-based vesting) will continue in effect or be assumed or substituted by an acquiring company, unless the Compensation Committee elects to terminate the award or cause it to fully vest. The portion of an award that is subject to performance-based vesting will be subject to the terms of the award agreement or the Compensation Committee’s discretion, as applicable.

If an award continues in effect or is assumed or substituted and a grantee’s employment is terminated without cause or within twelve months following a change in control, then the award will fully vest. Similarly, if the acquiring company refuses to assume or substitute an award, the Compensation Committee may exercise its discretion to terminate the award in exchange for cash, rights or property, or cause the awards to become fully exercisable prior to the change in control.

For additional information relating to the Company’s change in control and severance benefits, see the “Potential Post-Employment Compensation Arrangements” on page 50.

Tax Deductibility of Compensation

Prior to the enactment of the TCJA on December 22, 2017, Section 162(m) of the Code generally disallowed a tax deduction to publicly held companies for compensation paid to certain executive officers in excess of $1 million per officer in any year that did not qualify as performance based. In evaluating the annual compensation plan with respect to the 2017 year, the Compensation Committee considered the potential tax deductibility of executive compensation under Section 162(m) of the Code and sought to qualify certain elements of these applicable executives’ compensation as performance-based while also delivering competitive levels and forms of compensation. The TCJA repealed the performance-based exception under 162(m) of the Code. As a result, subject to certain exceptions, the $1 million dollar deduction limit now applies to all compensation paid to anyone serving as the chief executive officer or the chief financial officer at any time during the taxable year and the top three other highest compensated executive officers serving at fiscal year end. The new rules generally apply to taxable years beginning after December 31, 2017, but do not apply to remuneration provided pursuant to a written binding contract in effect on November 2, 2017, that is not modified in any material respect after that date. Payments under the Senior Plan, SARs granted under the Company’s Equity Plan with an exercise price of at least fair market value, and PBRS and performance shares granted under the Equity Plan are intended to qualify as performance-based compensation under Section 162(m) of the Code prior to its amendment.

The Compensation Committee believes that it is in the Company’s best interests to maintain flexibility in the administration of the compensation program. In order to retain the flexibility to compensate the Company’s management in the manner best promoting the Compensation Committee’s policy objectives, the Compensation Committee does not require that all compensation be deductible. Accordingly, certain payments, including payments under the Incentive Compensation Plan and grants of restricted stock are not intended to qualify as performance-based compensation and may be subject to the $1 million deductibility limitation of Section 162(m) of the Code.

The Compensation Committee evaluated the impact of the TCJA on the Company’s existing compensation plans in coordination with the Company’s compensation based policy objectives and determined that no changes to the Company’s compensation program are required at this time. However, the Compensation Committee will continue to evaluate the impacts of the TCJA and the Company’s policy objectives to ensure that the Company’s compensation program is administered in a manner that serves the best interests of the Company and its stockholders.

Compensation Committee Report

The Committee has reviewed the Compensation Discussion and Analysis and discussed its contents with members of the Company’s management and the independent compensation consultants. Based on this review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in this Proxy Statement.

Compensation Committee

Richard J. Swift, Chair

Carlos M. Cardoso

Neal J. Keating

John G. Russell

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EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2017

The following table sets forth the total compensation of the Company’s NEOs for the years ended December 31, 2017, December 31, 2016, and December 31, 2015.

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Plan Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
D. G. Nord	2017	1,030,000	2,752,368	1,840,819	1,220,000	1,454,235	233,749	8,531,171
Chairman, President and	2016	1,000,000	2,809,259	1,765,939	1,380,000	2,598,258	159,153	9,712,609
Chief Executive Officer	2015	968,700	2,748,086	1,359,166	980,300	2,714,019	135,085	8,905,356
W. R. Sperry	2017	550,000	768,359	513,825	453,200	—	100,751	2,386,135
Senior Vice President and	2016	525,000	784,000	492,916	487,200	—	80,251	2,369,367
Chief Financial Officer	2015	505,000	686,920	339,788	328,800	—	64,753	1,925,261
R. R. Ruland	2017	460,000	467,498	312,752	322,000	—	91,720	1,653,970
Group President,	2016	430,000	477,318	300,038	463,500	—	48,808	1,719,664
Construction and Energy
A. Hsieh	2017	465,000	491,139	328,397	338,500	—	97,255	1,720,291
Senior Vice President,	2016	440,000	501,190	315,049	357,300	—	73,433	1,686,972
General Counsel & Secretary	2015	425,000	619,627	350,837	256,900	—	68,869	1,721,233
G. W. Bakker	2017	470,000	501,054	335,092	381,600	567,886	87,086	2,342,718
Group President,	2016	450,000	511,324	321,463	330,800	588,207	22,757	2,224,551
Power Systems	2015	425,000	446,497	220,870	345,100	174,024	22,339	1,633,830
(1)	The amounts reported in the Salary column reflect salaries paid in the years indicated.
(2)	The amounts reported in the Stock Awards and Option Awards columns reflect the aggregate grant date fair value of performance-based restricted stock, performance shares and SARs granted in 2017 as calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation, see Note 16 to the Consolidated Financial Statements for 2017 in the Form 10-K filed with the SEC on February 15, 2018. The actual value that an executive may realize from an award is contingent upon the satisfaction of the vesting conditions of the award. For SARs, the actual value of the award is based upon the positive difference between the base price and the market value of a share of Common Stock on the date of exercise. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown. For performance shares with a total shareholder return metric, fair value is based upon the assumptions disclosed in Note 16 to the Consolidated Financial Statements contained in the Company’s 2017 Annual Report on Form 10-K. For performance shares with a Net Sales Growth performance metric, fair value is based upon the average between the high and low trading prices of the Company’s Common Stock on the date preceding the grant date and assumes that the award will vest at target.
(3)	The amounts reported in the Non-Equity Incentive Plan Compensation column reflect short-term incentive awards earned under the Company’s Incentive Compensation Plan and Senior Plan.
(4)	The amounts reported in the Change in Pension Value column reflect the aggregate change in the actuarial present value of each NEO’s accumulated benefit under the retirement plans in which he participates. See the “Employee Benefits” section on page 39 and “Retirement Plans” section on page 47. The present value of these accrued benefits at December 31, 2015 and December 31, 2016 is based on the RP-2000 Combined Healthy Mortality tables (gender distinct) with generational projections using Scale BB-2D and at December 31, 2017 using the RP-2014 Mortality tables with generational projections from 2006 using Scale MP-2017, and on the RP-2014 Combined Healthy Mortality tables (gender distinct) with generational projections using Scale MP-2017 (for 2015 and 2016) and a discount rate of 4.80%, 4.30% and 3.80%, respectively. Participants are assumed to retire at age 62 or current age, if later.
(5)	The amounts reported in the All Other Compensation column for 2017 are detailed in the table below:

Name	Perquisites(a) ($)	Retirement Plan Contributions(b) ($)	Total ($)
D. G. Nord	65,049	168,700	233,749
W. R. Sperry	28,147	72,604	100,751
R. R. Ruland	27,075	64,645	91,720
A. Hsieh	39,694	57,561	97,255
G. W. Bakker	31,030	56,056	87,086
(a)	The amounts in the Perquisites column reflect the incremental cost to the Company for providing the use of an automobile to Mr. Hsieh and Mr. Bakker which includes lease payments, fuel, taxes, maintenance, insurance and registration less monthly payments made by the NEO multiplied by the percentage attributable to personal use; a 12-month automobile allowance for Mr. Nord, Mr. Sperry and Mr. Ruland to be applied toward automobile related expenses; the actual cost of financial planning or tax preparation services up to a maximum of $10,000 for Mr. Nord, Mr. Sperry, Mr. Ruland, Mr. Hsieh and Mr. Bakker; the actual cost of an executive physical for Mr. Bakker; the matching gifts made by The Harvey Hubbell Foundation; and personal use of the Company aircraft for Mr. Nord ($29,799), which includes fuel costs, crew expenses, and landing, hangar, airplane parking, ramp, and maintenance fees.
(b)	The amounts in the Retirement Plan Contributions column reflect Company 401(k) matching contributions of $8,100 and an automatic company retirement contribution of $10,800 for each NEO under the DC Plan. This column also includes the following Company Retirement contribution earned under the DC Restoration Plan in 2017 to be contributed in 2018: Mr. Nord – $85,600, Mr Sperry – $30,688, Mr. Ruland – $26,140, Mr. Hsieh – $22,092, and Mr. Bakker – $21,232. This column also includes the following restoration match contributions under the DC Restoration Plan earned in 2017 to be made in 2018: Mr. Nord – $3,900, Mr. Sperry – 3,900, Mr. Ruland – $19,605, Mr, Hsieh – $3,900, and Mr. Bakker – $15,924, as well as the following one–time restoration match benefits earned in 2017 and contributed to the Executive Deferred Compensation Plan in 2018, as described in the “Non–Qualified Deferred Compensation” section on page 49: Mr. Nord – $60,300, Mr. Sperry – $19,116, and Mr. Hsieh – $12,669.

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Grants of Plan-Based Awards in Fiscal Year 2017

The following table presents information concerning plan-based awards granted in 2017 to the NEOs under the Company’s Incentive Plan, Senior Plan and Equity Plan. All stock awards are payable in shares of the Company’s Common Stock.

			Est. Future Payouts Under Non-Equity Incentive Plan Awards(1)			Est. Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards:	All Other Option Awards:	Exercise	Closing	Grant Date Fair
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Number of Shares of Stock or Units(3) (#)	Number of Shares Underlying Options(3) (#)	or Base Price of Option Awards(4) ($/Sh)	Stock Price of Option Awards ($/Sh)	Value of Stock and Option Awards(5) ($)
D. G. Nord	STI	02/09/17	592,250	1,184,500	2,369,000	—	—	—	—	—	—	—	—
	PBRS	12/05/17	—	—	—	—	—	—	7,218	—	—	—	865,294
	SAR	12/05/17	—	—	—	—	—	—	—	105,310	127.51	128.29	1,840,819
	PS/TSR	12/05/17	—	—	—	3,609	7,218	14,436	—	—	—	—	1,031,380
	PS/NS	12/05/17	—	—	—	2,707	7,218	16,241	—	—	—	—	855,694
W. R. Sperry	STI	02/09/17	220,000	440,000	880,000	—	—	—	—	—	—	—	—
	PBRS	12/05/17	—	—	—	—	—	—	2,015	—	—	—	241,558
	SAR	12/05/17	—	—	—	—	—	—	—	29,395	127.51	128.29	513,825
	PS/TSR	12/05/17	—	—	—	1,008	2,015	4,030	—	—	—	—	287,923
	PS/NS	12/05/17	—	—	—	756	2,015	4,534	—	—	—	—	238,878
R. R. Ruland	STI	02/09/17	161,000	322,000	644,000	—	—	—	—	—	—	—	—
	PBRS	12/05/17	—	—	—	—	—	—	1,226	—	—	—	146,973
	SAR	12/05/17	—	—	—	—	—	—	—	17,892	127.51	128.29	312,752
	PS/TSR	12/05/17	—	—	—	613	1,226	2,452	—	—	—	—	175,183
	PS/NS	12/05/17	—	—	—	460	1,226	2,759	—	—	—	—	145,342
A. Hsieh	STI	02/09/17	162,750	325,500	651,000	—	—	—	—	—	—	—	—
	PBRS	12/05/17	—	—	—	—	—	—	1,288	—	—	—	154,405
	SAR	12/05/17	—	—	—	—	—	—	—	18,787	127.51	128.29	328,397
	PS/TSR	12/05/17	—	—	—	644	1,288	2,576	—	—	—	—	184,042
	PS/NS	12/05/17	—	—	—	483	1,288	2,898	—	—	—	—	152,692
G. W. Bakker	STI	02/09/17	164,500	329,000	658,000	—	—	—	—	—	—	—	—
	PBRS	12/05/17	—	—	—	—	—	—	1,314	—	—	—	157,522
	SAR	12/05/17	—	—	—	—	—	—	—	19,170	127.51	128.29	335,092
	PS/TSR	12/05/17	—	—	—	657	1,314	2,628	—	—	—	—	187,757
	PS/NS	12/05/17	—	—	—	493	1,314	2,957	—	—	—	—	155,775
(1)	The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns reflect the target, threshold and maximum short-term incentive award opportunity for each of the NEOs under the Company’s Incentive Plan and Senior Plan. The NEOs are eligible for a payout within the threshold and maximum range depending upon several performance factors such as earnings per share, free and operating cash flow, operating profit improvement and strategic objectives. See the “Short-Term Incentive Compensation” section on page 33.
(2)	The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards columns reflect the target number of performance shares awarded to the NEOs under the Equity Plan on December 5, 2017, and the threshold and maximum number of performance shares that may be earned. Performance shares are earned based on two equally weighted measures: (i) Total shareholder return (“PS/TSR”) and net sales performance (“PS/NS”) at the end of a three-year performance period compared to that of other companies in the Standard & Poor’s Capital Goods 900 Index. The PS/NS measure is then modified by the Company’s cumulative net income margin performance over the same period, as compared to the target set by the Company at the beginning of the period. See the “Performance Share Awards” section on page 36.
(3)	The amounts reported in the All Other Stock Awards and All Other Option Awards columns reflect the number of PBRS and SARs awarded to each of the NEOs under the Equity Plan on December 5, 2017. SARs are subject to vesting in three equal annual installments on the anniversary of the grant date. PBRS vests if the Company’s total shareholder return performance is greater than or equal to the 20th percentile of the Standard & Poor’s Capital Goods 900 Index at the end of a three year performance period. Upon “Retirement”, as defined on page 46, PBRS remains eligible to vest subject to the Company performance with respect to said criteria as measured at the end of the three year performance period. SARs and PBRS become fully vested upon death or disability.
(4)	The amount reported in the Exercise or Base Price of Option Awards column reflects the mean between the high and low trading prices of the Company’s Common Stock on the trading day immediately preceding the date of grant which was the fair market value of the Company’s Common Stock as defined under the Equity Plan.
(5)	The amounts reported in the Grant Date Fair Value of Stock and Option Awards column reflect the aggregate fair value of the PBRS, SARs and performance share awards granted to each NEO on December 5, 2017, based upon the probable outcome of performance conditions, as applicable, as determined under FASB ASC Topic 718 and disclosed in Note 16 within the Notes to the Consolidated Financial Statements in the Company’s 2017 Annual Report on Form 10-K filed with the SEC on February 15, 2018. For performance shares with a total shareholder return metric, fair value is based upon the assumptions disclosed in Note 16 to the Consolidated Financial Statements contained in the Company’s 2017 Annual Report on Form 10-K. For performance shares with a Net Sales Growth performance metric, fair value is based upon the average between the high and low trading prices of the Company’s Common Stock on the date preceding the grant date and assumes that the award will vest at target.

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Outstanding Equity Awards at Fiscal Year End

The following table provides information on all restricted stock, PBRS, SARs and performance share awards held by the NEOs of the Company and the value of such holdings measured as of December 31, 2017. All outstanding equity awards are in shares of the Company’s Common Stock.

		Option Awards(1)				Stock Awards(2)
Name	Grant Date	No. of Securities Underlying Unexercised Options Exercisable (#)	No. of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock that have not Vested(2) (#)	Market Value of Shares or Units that have not Vested(3) ($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units, or other Rights that have not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or other Rights that have not Vested(5) ($)
D. G. Nord	12/06/2010	19,531	—	59.95	12/06/2020
	12/05/2011	22,647	—	64.48	12/05/2021
	06/06/2012	27,910	—	76.02	06/06/2022
	12/04/2012	47,569	—	83.73	12/04/2022
	12/10/2013	60,837	—	107.87	12/10/2023
	12/02/2014	58,287	—	106.44	12/02/2024	7,588	1,026,960	16,490	2,231,757
	12/08/2015	56,667	28,334	97.48	12/08/2025	8,720	1,180,165	19,524	2,642,378
	12/06/2016	31,294	62,589	113.69	12/06/2026	7,701	1,042,253	17,242	2,333,532
	12/05/2017	—	105,310	127.51	12/05/2027	7,218	976,884	14,436	1,953,768
W. R. Sperry	12/10/2013	15,209	—	107.87	12/10/2023
	12/02/2014	15,339	—	106.44	12/02/2024	1,997	270,274	4,340	587,376
	12/08/2015	14,166	7,084	97.48	12/08/2025	2,180	295,041	4,880	660,459
	12/06/2016	8,735	17,470	113.69	12/06/2026	2,149	290,846	4,812	651,256
	12/05/2017	—	29,395	127.51	12/05/2027	2,015	272,710	4,030	545,420
R. R. Ruland	12/05/2011	1,266	—	64.48	12/05/2021
	12/04/2012	4,162	—	83.73	12/04/2022
	12/10/2013	3,971	—	107.87	12/10/2023
	12/02/2014	3,835	—	106.44	12/02/2024	499	67,535	1,084	146,709
	07/01/2015	2,019	1,010	109.07	07/01/2025	223	30,181
	12/08/2015	8,500	4,250	97.48	12/08/2025	1,308	177,025	2,928	396,276
	12/06/2016	5,317	10,634	113.69	12/06/2026	1,308	177,025	2,930	396,546
	12/05/2017	—	17,892	127.51	12/05/2027	1,226	165,927	2,452	331,854
A. Hsieh	12/04/2012	8,919	—	83.73	12/04/2022
	12/10/2013	11,829	—	107.87	12/10/2023
	12/02/2014	11,044	—	106.44	12/02/2024	1,438	194,619	3,124	422,802
	12/08/2015	14,627	7,314	97.48	12/08/2025	1,998	270,410	3,514	475,585
	12/06/2016	5,583	11,166	113.69	12/06/2026	1,374	185,957	3,076	416,306
	12/05/2017	—	18,787	127.51	12/05/2027	1,288	174,318	2,576	348,636
G. W. Bakker	12/05/2011	3,146	—	64.48	12/05/2021
	12/04/2012	2,596	—	83.73	12/04/2022
	12/10/2013	3,971	—	107.87	12/10/2023
	02/01/2014	4,668	—	117.16	02/01/2024
	12/02/2014	9,970	—	106.44	12/02/2024	1,298	175,671	2,820	381,659
	12/08/2015	9,208	4,605	97.48	12/08/2025	1,417	191,777	3,172	429,298
	12/06/2016	5,696	11,394	113.69	12/06/2026	1,402	189,747	3,138	424,697
	12/05/2017	—	19,170	127.51	12/05/2027	1,314	177,837	2,628	355,674
(1)	The Option Awards column reflects SARs that were granted to each NEO on the dates shown. SARs entitle the recipient to receive the value in shares of the Company’s Common Stock equal to the positive difference between the base price and the fair market value of a share of Common Stock upon exercise. Generally, SARs vest and become exercisable in three equal installments on each of the first three anniversaries of the grant date. See the “Equity Award Plan Vesting Provisions” section on page 45.

(2)	The No. of Shares or Units of Stock that have not Vested column reflects restricted stock granted on the following dates and terms: (i) 12/05/17, 12/06/16, 12/08/15 and 12/02/14 PBRS grants - Vest at the end of a three year period provided that the Company’s TSR performance is greater than the 20th percentile of the Standard & Poor’s 900 Index; and (ii) 07/01/15, 12/08/15, 12/06/16 and 12/05/17 RS grants - Vest in three equal installments on the anniversary of the grant date. See the “Equity Award Plan Vesting Provisions” section on page 45.

(3)	The Market Value of Shares or Units that have not Vested is based upon the closing market price of the Company’s Common Stock on December 29, 2017, the last business day of 2017, of $135.34.

(4)	The Equity Incentive Plan Awards column reflects performance shares granted on the following dates and terms for the performance periods noted: 12/05/17, 12/06/16, 12/08/15 and 12/02/14 - Vest based on two equally weighted measures: Total shareholder return (“PS/TSR”) and net sales performance (“PS/NS”) at the end of a three-year performance period compared to that of other companies in the Standard & Poor’s Capital Goods 900 Index. The PS/NS measure is then modified by the Company’s cumulative net income margin performance over the same period, as compared to the target set by the Company at the beginning of the period. The performance periods are 01/01/18 – 12/31/20, 01/01/17 – 12/31/19, 01/01/16 – 12/31/18 and 01/01/15 – 12/31/17, respectively. See the “Performance Share Awards” section on page 36.

(5)	The Market or Payout Value of Unearned Shares that have not Vested column is based upon the closing market price of the Company’s Common Stock on December 29, 2017, the last business day of 2017, of $135.34.

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Equity Award Plan Vesting Provisions

2017 Grant Terms

The following table describes the terms of each of the equity incentive awards granted to the NEOs in December 2017.

	Performance Based Restricted Stock	Performance Shares		Stock Appreciation Rights
Description	Award of shares that vest subject to achievements relative to the performance metrics and ranges described below.	A promise to receive a number of shares, the ultimate payout of which can vary based upon achievements relative to the performance metrics and ranges described below.		Right to receive, in stock, the appreciation in value between the stock price on the date of grant and date of exercise.
Abbreviation	PBRS	PS/TSR	PS/NS	SARs
Weighting	20%	20%	20%	40%
Metric	Total Shareholder Return	Total Shareholder Return	Net Sales Growth (with modifier)	—
Comparator	S&P Capital Goods 900	S&P Capital Goods 900	S&P Capital Goods 900	—
Vesting Period	January 1, 2018 to December 31, 2020	January 1, 2018 to December 31, 2020		1/3 on the anniversary of the grant date
Range/Payout	100% of shares will vest if, at the end of the performance period, Hubbell’s total shareholder return is > than the 20th percentile of the comparator group. Performance below the 20th percentile results in no payout.	Payout can range from 0 to 200% of the original grant amount based on Hubbell’s total shareholder return performance relative to the comparator group.	Payout can range from 0 to 200% of the original grant amount based on Hubbell’s net sales performance relative to the comparator group	—
		Performance Range and Payout
		> 80th percentile of Index	200%
		At 50th percentile of Index	100%
		At 35th percentile of Index	50%
		Below 35th percentile of Index	0%
			Modifier
		—	The payout is further modified based on Hubbell’s cumulative net income margin performance compared to the following preestablished targets:

			10% growth = 125% payout
			9% growth = 100% payout
			8% growth = 75% payout
			<8% growth = 0% payout

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CEO Pay Ratio

In compliance with Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, the SEC now requires annual disclosure of the ratio of the CEO’s annual total compensation to the annual total compensation of the median employee. Mr. Nord had a 2017 annual total compensation of $8,531,171 as reflected in the above Summary Compensation Table. Hubbell’s median employee’s annual total compensation for 2017 was estimated as $36,434. As a result, we estimate that Mr. Nord’s annual compensation was approximately 234 times that of Hubbell’s median employee.

We identified the median of the annual total compensation of all our employees by examining the 2017 annual salary for all employees, excluding the CEO, who were employed by us on October 23, 2017, as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2017, as well as our payroll records for all non-U.S. entities. We did not make any assumptions, adjustments, or estimates with respect to this compensation measure and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2017. After identifying the median employee, we calculated annual total compensation for such employee in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column reported in the above Summary Compensation Table.

Due to the use of estimates, assumptions, adjustments, and statistical sampling permitted by Item 402(u), pay ratio disclosures may involve a degree of imprecision. Accordingly, our pay ratio is merely a reasonable estimate calculated in a manner consistent with Item 402(u) and may not be comparable to the pay ratio disclosures of other companies.

Post-Termination Vesting Terms

The following table shows the vesting provisions of equity awards post-termination under the scenarios shown. For each of these award types, “Retirement” shall mean that the NEO has terminated employment with the Company, is of a minimum of age 55 and the executive’s age plus years of service with the Company equals or exceeds 70.

Award Type	Involuntary Termination (without cause) and Voluntary Termination	Retirement	Death/Disability
Restricted Stock
PBRS (performance-based)	Unvested PBRS forfeited	Unvested PBRS remain eligible to vest provided that the performance conditions are met during the performance period	Unvested PBRS fully vest
RS (time-based)	Unvested shares forfeited	Unvested shares fully vest	Unvested shares fully vest
Performance Shares
	Unvested shares forfeited	Eligible for a pro-rata portion of shares based on the number of months the executive served during the performance period	Target number of shares fully vest
SARs
	Unvested SARs forfeited. Vested SARs are exercisable for the earlier of 90 days after the termination date or the 10th anniversary of the grant date.	Unvested SARs continue to vest in the normal course. Vested SARs are exercisable until the 10th anniversary of the grant date.	Unvested SARs fully vest. Upon death (or if the NEO dies within 90 days of termination of service due to disability) SARs are exercisable for the earlier of 1 year after death or the 10th anniversary of the grant date.

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Option Exercises and Stock Vested During Fiscal Year 2017

The following table provides information on the number of shares acquired and the value realized by the NEOs during fiscal year 2017 on the exercise of SARs and on the vesting of restricted stock.

Name	Option Awards(1)		Stock Awards
	No. of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	No. of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
D. G. Nord	—	—	2,782	341,824	(2)
			6,364	825,093	(3)
W. R. Sperry	21,925	946,790	696	85,518	(2)
			1,591	206,273	(3)
R. R. Ruland	—	—	405	47,599	(2)
			415	53,805	(3)
A. Hsieh	—	—	968	122,303	(2)
			1,237	160,377	(3)
G. W. Bakker	3,486	228,403	609	74,533	(2)
			415	53,805	(3)

(1)	The amounts reported in the Option Awards - Value Realized Upon Exercise column reflect the number of shares acquired upon exercise multiplied by the difference between the base price of the SAR and the market price of the Company’s Common Stock on the date of exercise.

(2)	The amounts reported in the Stock Awards - Value Realized Upon Vesting column reflect the number of shares of PBRS and time-based restricted stock, as applicable, acquired upon vesting multiplied by the closing market price of the Company’s Common Stock on the following vesting dates: December 8, 2017 – $130.75, July 1, 2017 – $113.17, February 9, 2017 – $122.87 and February 1, 2017 – $122.18.

(3)	The amounts reported in the Stock Awards - Value Realized Upon Vesting column reflect the number of performance shares earned multiplied by the closing market price of the Company’s Common Stock on February 8, 2018, $129.65, the date the delivery of the performance shares was approved for the performance period ending December 31, 2017.

Retirement Plans

Pension Benefits in Fiscal Year 2017

The following table provides information on the retirement benefits for the NEOs under the Company’s DB Plan, DB Restoration Plan, and Executive Plan (non-qualified plans, collectively, “Supplemental Plans”) in which they participate. See the “Employee Benefits” section on page 39.

Name	Plan Name	No. of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During the Last Fiscal Year ($)
D. G. Nord	Executive Plan	10.00	16,937,092	—
G. W. Bakker	DB Plan	25.92	775,640	—
	DB Restoration Plan	25.92	1,569,010	—

(1)	For the DB Plan and Supplemental Plans, the present value of accrued benefits at December 31, 2017 are determined based on the RP-2014 Combined Healthy Mortality tables (gender distinct) with generational projections using Scale MP-2017 and using a discount rate of 3.80%. Participants are assumed to retire at age 62 or current age, if later.

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Pension Benefit Calculations

The following paragraphs describe the manner in which benefits are calculated under each of the Company’s retirement plans:

DB Plan and DB Restoration Plan

The DB Plan provides for participation by all regular full-time salaried employees who were employed by covered Company businesses on December 31, 2003. The annual benefits under the DB Plan upon normal retirement (age 65) are calculated under the following two formulas in which Final Average Pay refers to the average of the executive’s highest three consecutive earnings (base salary and short-term incentives) in the last ten years:

●	For participants age 50 with 10 years of service at January 1, 2004 (“Grandfathered Participants”):

●	For all other participants hired before January 1, 2004, the formula is as follows:

Grandfathered Participants will have benefits earned after 2003 calculated under whichever of the above two formulas produces a higher benefit. Early retirement (age 55 and at least 10 years of service) benefits are calculated under the same formula as normal retirement benefits, but reduced by 0.6% (0.3% for Grandfathered Participants) for each month by which the executive’s early retirement is after age 60, but before age 65, and 0.3% (0.5% for Grandfathered Participants) for each month by which the executive’s early retirement precedes age 60. Lump sum payments cannot be elected under the Basic Plan.

Benefits under the DB Restoration Plan are calculated in the same manner as benefits under the DB Plan, but without regard to any limits on compensation or benefit accruals that may apply under the DB Plan as required by the tax-qualified plan rules.

As described in the “Employee Benefits” section on page 39, Years of Service will be frozen effective February 28, 2017 and Final Average Pay, Social Security Covered Compensation, and Social Security Benefit will be frozen effective December 31, 2020.

Executive Plan

The Executive Plan provides designated executives the opportunity to earn pension benefits supplementing those earned under the DB Plan. Executive Plan benefits upon normal retirement (age 65) are calculated using the following formula in which Final Total Compensation refers to the average of the executive’s highest three earnings (base salary and short-term incentive) over the last ten years:

Executive Plan benefits upon early retirement (on or after age 55) are calculated under the same formula as normal retirement benefits except that the early retirement benefit is reduced by 0.3% for each month by which the executive’s early retirement precedes age 62, and by an additional 0.2% for each month by which the executive’s early retirement precedes age 60. Executive Plan benefits are payable based on a 50% joint and survivor form of annuity distribution, except that benefits are paid out as a lump sum upon a change in control. Participation in the Executive Plan is at the sole discretion of the Compensation Committee which closed the Plan to new participants in 2007. As described under the “Employee Benefits” section on page 39, all benefit accruals under the Executive Plan were frozen effective as of December 31, 2016.

Except as otherwise provided, for Executive Plan participants who have entered into Change in Control Severance Agreements with the Company, no benefit is payable under the Executive Plan if a participant terminates employment prior to age 55 with less than 10 years of service under the Executive Plan, but such participant may be entitled to a benefit under the DB Plan, DC Plan and DB Restoration and DC Restoration Plans.

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DC Plan and DC Restoration Plan

Under the DC Plan as in effect through December 31, 2016, the Company provided a discretionary profit sharing contribution. Full-time salaried employees hired on or after January 1, 2004 were eligible to receive such discretionary contribution, which was made after year end at the discretion of the Board of Directors. The amount was determined by multiplying the sum of the employee’s base salary and short-term incentive compensation by a certain percentage approved by the Board of Directors, which in recent years has been 4%. There was no guarantee; however, that percentage would continue in future years.

As described under the Employee Benefits section on page 39, effective January 1, 2017, the DC Plan provides eligible participants with a fixed non-elective contribution of 4% of eligible earnings and a matching contribution equal to 50% of the first 6% of a participant’s eligible earnings that he or she voluntarily contributes to the DC Plan.

Effective January 1, 2011, the Company adopted the DC Restoration Plan to allow for additional profit sharing and other contributions for those employees whose contributions are limited under the tax-qualified DC Plan due to compensation limits imposed by the IRS. Employees impacted by those limitations receive a contribution under the DC Restoration Plan equal to the same percentage used for the DC Plan multiplied by their eligible earnings in excess of the IRS limits.

As described above, effective January 1, 2017, the Company amended the DC Restoration Plan to provide each participant with (i) an annual non-elective contribution equal to the excess of 4% of eligible earnings over the amount credited as a safe harbor non-elective contribution to the DC Plan for that year and (ii) an annual matching contribution equal to 50% of the first 6% of a participant’s eligible earnings that he or she voluntarily contributes to the DC Plan and/or defers to the Executive Deferred Compensation Plan less the maximum amount of matching contributions that could have been credited under the DC Plan if he had contributed the maximum amount permitted under the DC Plan for that year.

Non-Qualified Deferred Compensation

Executive Deferred Compensation Plan

The Executive Deferred Compensation Plan (“EDCP”) enables certain designated executives to defer up to 50% of their annual base salary and up to100% of their annual short-term incentive compensation. Amounts deferred into the EDCP are invested at the discretion of the participant in the same mutual funds available to all employees in the 401k plan and all participants are immediately 100% vested in the amounts they elect to defer. The Company is permitted to make discretionary contributions to EDCP participants and to make contributions subject to vesting conditions or other restrictions. Since the EDCP’s adoption in 2008, however, no discretionary Company contributions have been made.

Participants are required to make their deferral elections by December 31 of the year prior to the year in which the base pay is paid, and the short-term incentive award is earned. At that time, participants also elect the future date for distributions. Distributions can be made at any time while the participant remains an employee (but no sooner than two years after the year for which the deferral is made) or upon separation from service or a change in control. Distributions upon separation from service may be made in lump sum or installments over 5, 10 or 15 years. In service distributions and distributions upon a change in control are made in a lump sum. Participants may also access their accounts under the EDCP in the event of an unforeseen emergency.

Non-Qualified Deferred Compensation in Fiscal Year 2017

The following table provides information on the benefits payable to each NEO under the Company’s EDCP and DC Restoration Plan:

Name	Executive Contributions in 2017(1) ($)	Registrant Contributions in 2017(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/17(4) ($)
D. G. Nord	—	68,612	524,388	—	3,624,985
W. R. Sperry	—	23,552	22,024	—	202,923
R. R. Ruland	231,750	13,300	31,712	—	367,496
A. Hsieh	—	17,276	7,645	—	74,609
G. W. Bakker	169,150	—	54,144	—	315,867

(1)	The amounts reported in the Executive Contributions in 2017 column reflect an elective contribution by Mr. Bakker and Mr. Ruland of 50% of their short-term incentive awards into the EDCP. Additionally reflected is the final deferral amount of a 20% base salary election of Mr. Bakker for 2016 salary, credited to his account on January 5, 2017. The short-term incentive amounts were earned and deferred for services in 2016, but contributed to the EDCP in April 2017 and are included in the Summary Compensation Table for 2017 under the Non-Equity Incentive Compensation Plan column.

(2)	The amount reported in the Registrant Contributions in 2017 column reflects a profit sharing contribution for Mr. Nord, Mr. Sperry, Mr. Ruland and Mr. Hsieh under the DC Restoration Plan earned for services in 2016 and contributed in 2017. The amount does not include the following accrued restoration company retirement contribution and restoration match contributions earned in 2017 to be contributed in 2018 which amounts are detailed in the footnote and included in the All Other Compensation column of the Summary Compensation Table on page 42 for 2017: Mr. Nord – $149,800, Mr. Sperry – $53,704, Mr. Ruland – $45,745, Mr. Hsieh – $38,661, and Mr. Bakker – $37,156.
(3)	The amounts reported in the Aggregate Earnings in Last FY column include aggregate earnings on the EDCP account balances and the DC Restoration Plan balances in 2017.

(4)	The amounts reported in the Aggregate Balance at 12/31/17 column reflect Mr. Nord’s and Mr. Ruland’s balance in the EDCP and in the DC Restoration Plan and for Mr. Bakker, his balance in the EDCP. For Mr. Sperry and Mr. Hsieh, the amounts shown reflect their balances in the DC Restoration Plan.

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Potential Post-Employment Compensation Arrangements

The Company offers post-employment compensation and benefits to the NEOs under its general Severance Policy (which is also available to senior level employees), Equity Plan, STI Plans, benefit plans and retirement plans, and pursuant to individual change in control severance agreements (“CIC Agreements”) that provide compensation and benefits only in the event of a change in control. The section below describes the types of compensation and benefits a NEO is eligible for under these plans, policies and agreements based on five termination scenarios (i) involuntary termination, (ii) death, (iii) disability, (iv) retirement and (v) change in control and involuntary termination. No incremental amounts are payable to the NEOs upon voluntary termination or termination for cause.

Severance Policy

The Company has a Severance Policy which offers severance benefits to the NEOs and other members of senior management in the event of involuntary termination or termination for reasons other than cause (the “Severance Policy”). The Severance Policy offers the following benefits:

●	4 weeks base salary continuation for each year of service with a minimum of 26 weeks and a maximum of 78 weeks

●	Continued medical, dental and life insurance benefits for the salary continuation period

●	Pro-rated portion of their target short-term incentive award earned through the date of termination

●	Outplacement services for up to 12 months

In the event of termination of employment due to retirement, death, disability, or a change in control, there are no benefits payable under the general Severance Policy. However, in the event of a change in control, the NEOs would be eligible for severance benefits pursuant to the terms of their CIC Agreements as described on page 51.

Equity Plan

All of the NEOs received grants under the Equity Plan in 2017. The treatment of equity awards upon involuntary termination, retirement and death and disability is set forth in the table below.

Award Type	Involuntary Termination	Retirement(1)	Death / Disability
PBRS	Unvested PBRS forfeited	Unvested PBRS are eligible to vest provided that the performance conditions are met	Unvested PBRS fully vest
Performance Shares	Unvested shares forfeited	Eligible for a pro-rata portion of shares based on the number of months the NEO served during the performance period	Target number of shares fully vest
RS (time-based)	Unvested shares forfeited	Unvested shares fully vest	Unvested shares fully vest
SARs	Unvested SARs forfeited. May exercise vested SARs for the earlier of 90 days after the termination date or the 10th anniversary of the grant date	Unvested SARs continue to vest in the normal course. Vested SARs exercisable until the 10th anniversary of the grant date	Unvested SARs fully vest. Upon death (or if the NEO dies within 90 days of termination due to disability) SARs are exercisable for the earlier of one year after death or the 10th anniversary of the grant date

(1)	Retirement means that the NEO has terminated employment with the Company, is minimum age 55 and the executive’s age plus years of service with the Company equals or exceeds 70.

In 2016, the Board of Directors amended the Equity Plan to eliminate the single trigger vesting of equity awards upon a change in control. Under the amended Equity Plan, awards granted on or after December 6, 2016 will no longer automatically become vested and payable upon a change in control, rather the awards will be subject to the discretion of the Compensation Committee in the event they are not assumed by the acquiring company. The table below shows the treatment of equity awards upon a change in control:

Change in Control		Change in Control and Involuntary Termination
Pre 12/06/16 Equity Grants	12/06/16 Equity Grants	Pre 12/06/16 Equity Grants	12/06/16 Equity Grants
Unvested awards fully vest	Unless otherwise determined by the Compensation Committee, unvested time-based RS and SARs will be assumed by the acquirer and continue to vest. Treatment of unvested PBRS and PS are subject to discretion of the Compensation Committee	Unvested awards fully vest	Unvested awards fully vest only if the NEO is involuntarily terminated within 12 months following a change in control

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Short-Term Incentive Award Plans

In 2017, the NEOs participated in the Senior Plan or the Incentive Plan, as applicable. In the event of involuntary termination, the NEOs would be entitled to receive a pro-rated portion of their target short-term incentive award earned through the date of termination pursuant to the Severance Policy (as discussed above). If a NEO’s employment is terminated due to retirement, death or disability, generally the executive would also receive a pro-rated incentive award earned through the date of termination. In the event of a change in control, the NEOs would only be eligible to receive the short-term incentive award benefits prescribed under their CIC Agreements discussed below.

Change in Control Service Agreements

The Company is a party to CIC Agreements with the NEOs which provide severance benefits in the event of a termination of employment by the executive for good reason or by the Company (other than for cause or due to the executive’s death, disability or retirement) within two years after a change in control or, in certain circumstances, in anticipation of a change in control. A “change in control” is generally defined as a change in the majority of the Company’s Board of Directors during any 12 month period, the acquisition by a party directly or indirectly of 30% or more of the voting power of the Company, a sale of substantially all of the Company’s assets and the acquisition by a party of more than 50% of either the voting power of the Company or the fair market value of the Company. CIC Agreements may only be granted with the approval of the Board of Directors upon the recommendation of the Compensation Committee.

In the event of a change in control, the benefits provided to the NEOs under their CIC Agreements are as follows:

●	Lump sum payment of the NEO’s base salary multiplied by 2.75 for Mr. Nord, and 2.5 for the other named executive officers.

●	Continued medical, dental and insurance benefits under the Company’s benefit plans after termination for 2.75 years for Mr. Nord, and 2.5 years for the other NEOs.

●	The average short-term incentive awards received by the NEO in the three years preceding the change in control and a pro-rated portion of their annual short-term incentive award target for the year in which the termination occurs.

●	The incremental value of additional age and service credit under all applicable Supplemental Plans (subject to the terms of each plan freeze) payable as a lump sum.

●	Outplacement services up to 12 months following termination at a cost not to exceed 15% of the NEO’s annual base salary.

The CIC Agreements contain a provision whereby the severance multiple is reduced in monthly increments over the two-year period following the NEO’s 63rd birthday until it reaches one times the executive’s base salary and average short-term incentive award. Payments under the CIC Agreements are offset by severance or similar payments and/or benefits received by the executive under any other Company plan or policy. The CIC Agreements also provide that if an executive would have otherwise incurred excise taxes under Section 4999 of the Code, such payments may be reduced to the “safe harbor amount” so that no excise taxes would be due, if such reduction would result in the executive being in a better net after tax position. The CIC Agreements do not provide for any tax gross up in the event the payments are not reduced and thus the executive would be required to pay any excise taxes under Section 4999 of the Code. No benefits are payable under the CIC Agreements if a NEO is terminated for “cause” or if the NEO terminates employment other than for “good reason” as defined in the CIC Agreements.

The Company has established a grantor trust to secure the benefits to be provided under the CIC Agreements, the Executive Plan, DB Restoration Plan, DC Restoration Plan and other plans maintained by the Company for the benefit of members of the Company’s senior management.

Supplemental Plans

Under the terms of the Supplemental Plans, upon a termination of employment due to disability, a participant is entitled to an unreduced immediate pension benefit based upon such participant’s service projected to age 65 (subject to the terms of each plan freeze).

Certain provisions of the Executive Plan do not take effect until the occurrence of certain change in control events. Among others, provisions in the Executive Plan provide for the (i) suspension, reduction or termination of benefits in cases of gross misconduct by a participant; (ii) forfeiture of benefits if a retired participant engages in certain competitive activities; (iii) reduction in benefits upon early retirement; and (iv) offset of amounts which a participant may then owe the Company against amounts then owing the participant under the Executive Plan are automatically deleted upon the occurrence of a change in control event. In addition, a participant’s years of service with the Company (as calculated for the purpose of determining eligibility for Supplemental Plan benefits) and Supplemental Plan benefits accrued prior to the change in control event, may not be reduced after the occurrence of a change in control. If a participant’s employment is terminated after a change in control, unless the participant elects to receive a distribution of Supplemental Plan benefits in installment payments, the participant will receive payment of benefits in one lump sum within 10 days after termination.

As described above, the CIC Agreements also provide for additional incremental benefits under the Supplemental Plans upon qualifying terminations of employment in connection with a change in control.

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The following table reflects the estimated incremental post-termination amounts that would have been payable to a NEO on December 31, 2017 in the event of death, disability, involuntary termination, retirement, or a change in control and involuntary termination. There is no incremental benefit to a NEO solely upon a change in control unless such officer experiences a qualifying termination following a change in control. The amounts in the table are calculated in accordance with the terms of the applicable plans, policies and agreements described in the preceding table and assume that the NEO has met the applicable eligibility requirements. The amounts in the table DO NOT include (i) any value that would be realized upon the exercise of vested SARs and (ii) the estimated value of vested and accrued pension benefits that would be received upon any termination of employment under the Company’s retirement plans.

Post-Employment and Change in Control Payment Table

Name	Severance(1) ($)	Equity Awards with Accelerated Vesting(2)(3) ($)	Pension Benefits(4) ($)	Welfare Benefits(5) ($)	Total ($)
D. G. Nord
Death	—	16,640,052	—	—	16,640,052
Disability	—	16,640,052	—	—	16,640,052
Involuntary Termination	2,135,284	4,226,262	—	172,068	6,533,614
Retirement	—	4,226,262	—	—	4,226,262
Change in Control and Involuntary Termination(6)	4,775,257	16,640,052	3,728,999	206,769	25,351,077
W. R. Sperry
Death	—	4,449,972	—	—	4,449,972
Disability	—	4,449,972	—	—	4,449,972
Involuntary Termination	820,772	—	—	95,532	916,304
Change in Control and
Involuntary Termination(6)	1,835,946	4,449,972	—	129,513	6,415,431
R. R. Ruland
Death	—	2,446,839	—	—	2,446,839
Disability	—	2,446,839	—	—	2,446,839
Involuntary Termination	888,144	617,692	—	82,184	1,588,020
Retirement	—	617,692	—	—	617,692
Change in Control and
Involuntary Termination(6)	1,166,340	2,446,839	—	95,795	3,708,974
A. Hsieh
Death	—	3,154,386	—	—	3,154,386
Disability	—	3,154,386	—	—	3,154,386
Involuntary Termination	557,992	—	—	79,032	637,024
Change in Control and
Involuntary Termination(6)	1,550,726	3,154,386	—	116,195	4,821,307
G. W. Bakker
Death	—	2,897,487	—	—	2,897,487
Disability	—	2,897,487	359,588	—	3,257,075
Involuntary Termination	1,033,964	—	—	94,446	1,128,410
Change in Control and
Involuntary Termination(6)	1,151,423	2,897,487	105,009	110,453	4,264,372

(1)	The amounts reported in the Severance column are equal to the product of (a) a multiple specified in each NEO’s CIC Agreement and (b) the sum of (x) the NEO’s base salary and (y) the average of the actual bonuses payable to the executive over the most recent three years. The specified multiple may be reduced pursuant to the CIC Agreements, as discussed further in the “Change in Control Severance Agreements” section below. In addition, Severance includes a pro rata portion of the NEO’s target bonus through the date of termination.

(2)	The amounts reported in the Equity Awards with Accelerated Vesting column reflect the value realized by the NEO upon the exercise of all unvested SARs, the vesting of all unvested PBRS, time-based restricted stock and performance shares upon death, disability, or a qualifying change in control. Upon a change in control, if the unvested time-based restricted stock and SARs are assumed by the acquirer and an NEO is terminated without cause within one year of such change in control, such awards will become fully vested prior to the date of termination. If the NEO is not terminated without cause within one year of the change in control, such equity awards will not accelerate. Treatment of unvested PBRS and PS upon a change in control shall be subject to the discretion of the Compensation Committee.

(3)	For Mr. Nord and Mr. Ruland, both of whom meet the definition of retirement, the amounts shown reflect the value realized upon the vesting of all unvested restricted shares upon retirement. The value realized is calculated using the closing market price of the Company’s Common Stock on December 29, 2017, the last business day of 2017, of $135.34. The amounts shown do not include the value of (i) SARs that are unvested at retirement, but become exercisable post-retirement, or (ii) outstanding performance shares at retirement which may vest on a pro-rated basis at the end of the applicable performance period.

(4)	The amounts reported in the Disability rows are calculated based on a 3.80% discount rate and using the disability mortality table published in Internal Revenue Ruling 96-7. This table assumes a different life expectancy than the tables used to calculate the present value of accumulated benefits under the Company’s retirement plans. In the event of disability, the incremental retirement plan benefit was calculated by comparing the disability benefit to the vested accrued benefit under the qualified and non-qualified plans as of December 31, 2017.

(5)	The amounts reported in the Welfare column include the payment of outplacement services for the NEOs for up to twelve months and insurance benefit continuation calculated in accordance with the terms of the Severance Policy and CIC Agreements, as applicable.

(6)	No benefits shall become payable to the NEOs upon a change in control due to their unvested time-based restricted stock and SARs until and unless the NEO experiences a qualifying termination related to such change in control. Treatment of unvested PBRS and PS upon a change in control shall be subject to the discretion of the Compensation Committee.

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RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM - PROPOSAL 2

General

The Audit Committee of the Board of Directors is responsible for the appointment, compensation, retention, evaluation and termination of the Company’s independent registered public accounting firm (independent auditor). The Audit Committee is also responsible for overseeing the negotiation of the audit fees associated with the retention of the independent auditor. The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent auditor for 2018. In executing its responsibilities, the Audit Committee engages in an annual evaluation of the independent auditor’s qualifications, performance and independence. The Audit Committee regularly meets with the lead audit partner without members of management present which provides the opportunity for continuous assessment of the independent auditor’s effectiveness and independence and for consideration of rotating audit firms.

Although ratification of our selection of independent auditors is not required, we value the opinions of our shareholders and wish to submit the matter to a vote at the 2018 Annual Meeting as a matter of sound corporate governance.

PricewaterhouseCoopers LLP has served as the Company’s independent auditors since at least 1961. The Audit Committee periodically takes into consideration whether there should be a regular rotation of the independent auditor. Additionally, in accordance with SEC rules, the independent auditor’s lead engagement partner rotates every five years. The Audit Committee is directly involved in the selection of the independent auditor’s lead engagement partner.

The Audit Committee of the Board of Directors believes that the continued retention of PricewaterhouseCoopers LLP to serve as the Company’s independent external audit firm for 2018 is in the best interests of the Company and its shareholders. We have been advised that a representative of PricewaterhouseCoopers LLP will attend the 2018 Annual Meeting of Shareholders to respond to appropriate questions and will be afforded the opportunity to make a statement if desired.

In the event the selection of PricewaterhouseCoopers LLP is not ratified by the shareholders, the Audit Committee would reconsider the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor. Even if the selection of independent auditors is ratified, the Audit Committee still retains the discretion to select a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and our shareholders.

Vote Required

The affirmative vote of a majority of the votes cast by the holders of our Common Stock is required to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company. Abstentions will not affect the voting results. Brokers have the discretionary authority to vote on the ratification of auditors and therefore we do not expect any broker non-votes in connection with the ratification.

The Board Of Directors Unanimously Recommends that the Shareholders Vote “FOR” the Ratification of the Selection of PricewaterhouseCoopers LLP.

Audit and Non-Audit Fees

The following table shows the aggregate fees for professional services provided by PricewaterhouseCoopers LLP to the Company and its subsidiaries for the years ended December 31, 2017 and December 31, 2016:

	2017	2016
Audit Fees(1)	$3,188,000	$2,810,000
Audit-Related Fees(2)	307,000	57,000
Tax Fees(3)	25,000	15,000
All Other Fees(4)	6,000	184,000
TOTAL FEES	$3,526,000	$3,066,000

(1)	The amount included under Audit Fees consists of fees for professional services rendered for the audits of the Company’s consolidated annual financial statements and the effectiveness of internal control over financial reporting. Audit Fees also include review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

(2)	The amount included under Audit-Related Fees consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under Audit Fees. This category includes fees principally related to ASC 606 and audits of employee benefit plans.

(3)	The amount included under Tax Fees consists of tax research subscription services purchased from the independent registered public accounting firm.

(4)	The amount included under All Other Fees consists of fees for products and services other than the services reported above. These services include fees related to technical publications purchased from the independent registered public accounting firm.

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Audit and Non-Audit Services Pre-Approval Policy

The Company’s Audit and Non-Audit Services Pre-Approval Policy (the “Services Policy”) sets forth the policies and procedures by which the Audit Committee reviews and approves all services to be provided by the independent auditors prior to their engagement. The Services Policy underscores the need to ensure the independence of the independent auditor while recognizing that the independent auditor may possess the expertise on certain matters that best position it to provide the most effective and efficient services on certain matters unrelated to accounting and auditing.

The Audit Committee will only pre-approve the services that it believes enhance the Company’s ability to manage or control risk. The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. The Services Policy provides the Audit Committee with a description of services that can be performed such as audit, audit-related, tax and other permissible non-audit services. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent auditors. Any proposed services exceeding pre-approved amounts also requires pre-approval by the Audit Committee. In the interim periods during which the Audit Committee is not scheduled to meet, the Chairman of the Audit Committee can authorize spending which exceeds pre-approved levels. As part of the process, the Audit Committee shall consider whether such services are consistent with SEC rules and regulations on auditor independence.

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of independent Directors functioning in accordance with a written charter adopted and approved by the Board of Directors effective December 6, 2017, which Charter is reviewed annually by the Audit Committee. As provided in the Charter, the Audit Committee assists the Company’s Directors in fulfilling their responsibilities relating to corporate accounting, the quality and integrity of the Company’s financial reports and the Company’s reporting practices. The functions of the Audit Committee are further described in the “Corporate Governance” section on page 19.

In connection with the discharge of its responsibilities, the Audit Committee has taken a number of actions including, but not limited to, the following:

●	The Audit Committee reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements.

●	The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by statement on Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board.

●	The Audit Committee received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, discussed their independence with them and satisfied itself as to the independence of the independent registered public accounting firm.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

Audit Committee

Steven R. Shawley, Chair

Carlos M. Cardoso

John F. Malloy

Judith F. Marks

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ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS - PROPOSAL 3

We have determined that our shareholders should vote on the compensation of our NEOs each year, consistent with the preference expressed by our shareholders at the 2017 Annual Meeting. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended, we are requesting shareholder approval, on an advisory (non-binding) basis, of the compensation of our NEOs as presented in this Proxy Statement in the Compensation Discussion and Analysis beginning on page 26 and the compensation tables and accompanying narrative disclosure in the Executive Compensation section beginning on page 42. It is expected that the next vote on the frequency of a vote on the compensation of our NEOs will occur at the 2023 Annual Meeting of shareholders.

Accordingly, we will present the following resolution for vote at the Annual Meeting:

“RESOLVED, that the shareholders of Hubbell Incorporated (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and disclosed in the 2017 Summary Compensation Table and related compensation tables and narrative disclosure as set forth in this Proxy Statement.”

As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation program has been designed to attract and retain highly talented executives, deliver compensation that is competitive and fair compared to relevant benchmarks, reward strong Company performance and motivate executives to maximize long-term shareholder returns. To achieve our objectives, we have adopted and maintain sound compensation governance practices and a strong pay for performance philosophy pursuant to which the greatest portion of an executive’s total direct compensation is variable and therefore linked to performance on both a short-term and long-term basis. Highlights of our program include.

●	Base salaries and annual short-term incentive awards targeted at the 50th percentile for similarly sized companies, with awards paid upon achievement of established targets

●	A mixture of salary and incentive compensation that provides for an average of 70% of the NEOs’ compensation to be “at-risk” and dependent on individual and company performance

●	Caps on incentive award payouts and the elimination of payouts for performance below a minimum threshold

●	Performance goals designed to challenge executives to high levels of performance and offer incentive compensation only upon achievement of such goals

●	Requirement for senior executives, including the NEOs, to own and retain Company stock equal to between 3 and 5 times their base salary

●	A Compensation Recovery Policy to recover performance-based compensation under certain prescribed acts of misconduct and/ or terminate the executive

●	Limited perquisites and no tax gross ups of any kind

●	Closed participation in all Company supplemental retirement plans in 2007 and froze the plans effective December 31, 2016

●	Annual risk assessment to determine whether the Company’s compensation policies encourage risk taking

As an advisory vote, the outcome of this proposal is not binding upon the Company. However, our Compensation Committee and our Board value the opinions of our shareholders and will consider the outcome of this vote when making future compensation decisions for our NEOs.

Vote Required

The affirmative vote of a majority of the votes cast by the holders of the outstanding shares of Common Stock is required to approve, on an advisory, non-binding basis, the compensation of our named executive officers. Abstentions and broker non-votes will not affect the voting results.

The Board Of Directors Unanimously Recommends that the Shareholders Vote “FOR” the Approval by Non-Binding Vote of the Compensation of our Named Executive Officers.

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GENERAL

Solicitation Expenses

The Company will pay the cost of soliciting proxies for the 2018 Annual Meeting. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by the Company’s Directors, officers or employees. No additional compensation will be paid to the Company’s Directors, officers or employees for such services. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies at an estimated cost of $15,000, plus reasonable expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, Directors and persons owning more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership of all equity and derivative securities of the Company with the SEC and the NYSE. SEC regulations also require that a copy of all Section 16(a) forms filed be furnished to the Company by its officers, Directors and greater than ten-percent shareholders.

Based solely on a review of the copies of such forms and related amendments received by the Company and, where applicable, written representations from the Company’s officers and Directors that no Form 5s were required to be filed, the Company believes that during and with respect to fiscal year 2017 all Section 16(a) filing requirements applicable to its officers, Directors and beneficial owners of more than ten percent of any class of its equity securities were met.

Compensation Committee Interlocks and Insider Participation

During our last completed fiscal year, no member of the Compensation Committee was an employee, officer or former officer of the Company. None of our executive officers served on the board or compensation committee of any entity in 2017 that had an executive officer serving as a member of our Board of Directors or Compensation Committee.

Review and Approval of Related Person Transactions

The Board of Directors has adopted a written related person transaction policy. The NCGC administers the policy, which applies to all transactions in which the Company is or will be a participant and the amount exceeds $100,000 and in which any related person was or will be a participant or had, has or will be a participant or have a direct or indirect material interest. A related person includes any person who is or was since the beginning of the last fiscal year a Director, executive officer, nominee for Director or beneficial owner of more than 5% of the Company’s Common Stock, or any of his or her immediate family members. The NCGC will determine, based on the facts and circumstances it deems appropriate, whether such related person transaction should be approved. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s Proxy Statement. For fiscal year 2017, the Company had no related person transactions that were required to be disclosed in the Company’s Proxy Statement. See the discussion under “Director Independence” above on page 19.

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Shareholder Proposals and Nominations for Director

Proposals Intended for Inclusion in the 2019 Proxy Materials

Shareholder proposals to be considered for inclusion in the Company’s proxy materials related to the 2019 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than November 15, 2018.

Proposals Not Intended for Inclusion in the 2019 Proxy Materials

The Company’s By-Laws set forth specific procedures and requirements in order to nominate a director or submit a proposal to be considered at the 2019 Annual Meeting of Shareholders. These procedures require that any nominations or proposals must be received by the Company no earlier than January 31, 2019, and no later than February 20, 2019, in order to be considered.

If, however, the date of the 2019 Annual Meeting is more than 20 days before or more than 70 days after May 1, 2019, shareholders must submit such nominations or proposals not earlier than the 90th day prior to the meeting and not later than the close of business on the later of the 70th day prior to the meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by us. In addition, with respect to nominations for Directors, if the number of Directors to be elected at the 2019 Annual Meeting is increased and there is no public announcement by us naming all of the nominees for Director or specifying the size of the increased Board at least 80 days prior to May 1, 2019, notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us.

A shareholder’s notice to nominate a director or bring any other business before the 2019 Annual Meeting must set forth certain information specified in our By-Laws. For additional information on the time limitations and requirements related to director nominations or other shareholder proposals, see the Company’s By-Laws at www.hubbell.com in the Investors section.

By Order of the Board of Directors

Hubbell Incorporated

Shelton, Connecticut

March 15, 2018

HUBBELL INCORPORATED - 2018 Annual Meeting of Shareholders & Proxy Statement     57

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HUBBELL INCORPORATED
40 Waterview Drive, Shelton, CT 06484
hubbell.com

HUBBELL INCORPORATED 40 Waterview Drive Shelton, CT 06484 ATTN:Corporate Secretary

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/30/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/30/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		All	All	Except
The Board of Directors recommends you vote FOR
the following:		☐	☐	☐

1.	Election of Directors
Nominees
01 Carlos M. Cardoso 02 Anthony J. Guzzi 03 Neal J. Keating 04 John F. Malloy 05 Judith F. Marks
06 David G. Nord 07 John G. Russell 08 Steven R. Shawley 09 Richard J. Swift

The Board of Directors recommends you vote FOR proposals 2. and 3.							For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2018.						☐	☐	☐

3.	To approve, by non-binding vote, the compensation of our named executive officers as presented in the 2018 Proxy Statement.						☐	☐	☐

NOTE: Voting items may also include such other business as may properly come before the meeting or any postponement, continuation or adjournment thereof.

For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

0000356348_1     R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10K are available at www.proxyvote.com

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS HUBBELL INCORPORATED For Annual Meeting of Shareholders May 1, 2018 at 9:00 AM

The undersigned hereby appoints AN-PING HSIEH as proxy of the undersigned, with full power of substitution, to vote the shares of the undersigned in Hubbell Incorporated Common Stock at the annual meeting of its shareholders and at any postponement, continuation or adjournment thereof upon the matters set forth in the notice of meeting and proxy statement for the 2018 annual meeting of shareholders and upon all other matters properly coming before said meeting or any postponement, continuation or adjournment thereof. This proxy will be voted FOR the election of each nominee for director contained in Proposal 1 and FOR Proposals 2 and 3 unless a contrary specification is made, in which case it will be voted in accordance with such specification. The proxies are authorized to vote upon such other business as may properly come before the annual meeting or at any postponement, continuation or adjournment thereof in their discretion.

Address changes/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

CONTINUEd AND to be SIGNed ON REVERSE SIDE

0000356348_2     R1.0.1.17